As filed with SEC on October 20, 2004, File No. 333-117309


                      Exhibit list can be found on page 75


                         SECURITIES EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 AMENDMENT #3 to
                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 IMAGING3, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

CALIFORNIA                            3844                     95-4451059
----------                            ----                     ----------
(State of Incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)     Identification No.)


                    3200 W. Valhalla Drive, Burbank, CA 91505
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

         DEAN JANES, PRESIDENT, 3200 W. Valhalla Drive, Burbank, CA 91505
                                 (818) 260-0930
         ----------------------------------------------------------------
                         (Agent for Service of Process)

                       Copy to: Michael A. Littman, Esq.
                               7609 Ralston Road
                                Arvada, CO 80002
                             (303) 422-8127 - Phone
                              (303) 431-1567 - Fax


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

     If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

     If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box /__/.

                               Pages 1 of 77 pages

                         Exhibit Index Begins on Page 75

                                          Calculation of Registration Fee

Title of each            Proposed                Proposed                Proposed                 Amount of
class of                 Amount of               maximum                 maximum                  registration fee
securities to be         shares to be            offering price          aggregate
registered               registered              per share(2)            offering price
------------------------------------------------------------------------------------------------------------------

Common
Stock(1)                 70,440,000              $0.05                   $1,761,000                  443.24
=======================  ======================= ======================= =======================  ======================
Total                    70,440,000              $0.05                   $1,761,000                  443.24
=======================  ======================= ======================= =======================  ======================

(1)  Common Stock

(2)  Estimated pursuant to Rule 457

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY IMAGING3, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus - Subject to Completion

                      Date of Prospectus: October 14, 2004


                                  IMAGING3, INC.
                              3200 VALHALLA DRIVE
                               BURBANK, CA 91505

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

                        70,440,000 SHARES OF COMMON STOCK

     We have developed a proprietary medical technology (U.S. Patent #6,754,297) that produces 3D medical diagnostic images in real time. Healthcare workers using our devices are able to instantly view 3D, high-resolution images of virtually any part of the human body. We do not currently produce and sell any Product based on it and may not market it due to the lack of FDA approval.

     This prospectus relates to the resale by the selling stockholders of 70,440,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders.

     We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants or options that may be exercised by the selling stockholders, if any. We will pay the expenses of registering these shares.

     WE URGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 6 ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our offering is not being underwritten. Our shareholders are offering shares of common stock owned by them to purchasers directly, or through agents, brokers or dealers at market or negotiated prices at the time of the sale. A $.05 per share price for sale of shares has been determined arbitrarily prior to OTCBB approval, and prices may variably be determined by each individual shareholder at the time of any sale, after a public market exists, if ever it does (See "Plan of Distribution.") Our selling shareholders' shares registered under this prospectus may be sold over an extended period of time, on a delayed or continuous basis.

     Our common stock is not currently trading in any name. We plan to concurrently submit a 15c211 application through a broker-dealer to obtain trad-ing approval on the OTC Bulletin Board operated by the NASD.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                                TABLE OF CONTENTS

                                                                     Page

Prospectus Summary                                                    5
Selling Shareholders                                                  5
The Offering                                                          6
Net Proceeds to the Selling Shareholders                              6
Risk Factors                                                          6
Risks Related to Our Business                                         7
Management's Discussion and Analysis                                  17
Overview                                                              18
Critical Accounting Policies                                          19
Management's Discussion and Analysis of Financial Condition
        and Results of Operations for year Ended 12/31/03             19
Management's Discussion and Analysis of Financial Condition
        and Results of Operations for 6-Months Ended 6/30/04          20
Liquidity and Capital Resources                                       20
Changes in Financial Condition                                        20
Need for Additional Financing                                         21
History                                                               22
Plan of Operation                                                     24
Regulatory Approval and Process                                       28
Government Regulation                                                 28
The Market                                                            29
Business & Revenue Models                                             29
Industry Overview                                                     30
Competition                                                           31
Marketing and Sales Plan                                              32
Administrative Offices                                                33
Employees                                                             33
Stockholder Matters                                                   34
Market Risk                                                           34
Future Trends                                                         34
Legal Proceedings                                                     35
Submission of Matters to a Vote of Security Holders                   36
Capitalization                                                        36
Use of Proceeds                                                       37
Directors and Executive Officers and Significant Members
        of Management                                                 37
Executive Compensation                                                40
Summary Compensation Table of Executives                              40
Summary Compensation Table of Directors                               41
Security Ownership Of Certain Beneficial Owners
        and Management                                                42
Certain Relationships & Related Transactions                          44
Changes in & Disagreements with Accountants                           44
Description of Securities                                             44
Report to Stockholders                                                45
Transfer Agent and Registrar                                          45
Limitations on Director Liability                                     45
Plan of Distribution                                                  45
Selling Stockholders                                                  45
Determination of Offering Price                                       58
Legal Matters                                                         59
Experts                                                               59
Where You Can Find Information                                        59
Financial Statements                                                  F-1 - F-27
Other Expenses of Issuance and Distribution                           63
Recent Sales of Unregistered Securities                               63
Signatures                                                            77

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

                                 IMAGING3, INC.

                               3200 Valhalla Drive
                                Burbank, CA 91505
                                 (818) 260-0930

     Dean Janes founded our company as Imaging Services, Inc. on October 29, 1993. Our business initially was a low cost, third party service alternative for Orthopedic Equipment Company Medical Systems ("OEC") equipment. We serviced and repaired OEC equipment solely as an independent third party service provider and continue to offer such service.

     Dean Janes, President and founder, using ideas he had been working on for several years, invented our 3D Technology. Our patent search was completed in June of 2002, and our patent was filed on August 27, 2002. Patent #6,754,297 was was issued by the U.S. Patent and Trademark Office on June 23, 2004. Dean Janes has been in the Medical Imaging field for 19 years having experience with Kaiser Hospitals, OEC Medical Systems, Toshiba Medical Systems, Center for Health Resources and Imaging Services, Inc. He has extensive experience in medical imaging completing projects for NASA, UC Davis, UC Berkley, UC Irvine, Harvard Medical School and Baylor University. Mr. Janes' past experience and his own personal experience led him to develop the idea of 3D Imaging in real-time.

     We have developed a proprietary medical technology that is designed to produce 3D medical diagnostic images in real time. Healthcare workers using Imaging3 devices will be able to instantly view 3D, high-resolution images of virtually any part of the human body. We have spent approximately $250,000 in each of the last two years on research and development of our products. No costs of research and development have been borne by our customers.

     Our new products require FDA approval, which has not yet been applied for. The primary governmental regulation area is FDA approval. If this FDA approval is not achieved, we would not have a product to sell, and we could not continue in the new product business we are pursuing. We believe we can achieve FDA approval, because our product is not invasive of the human body and uses FDA approved and accepted imaging technology to which we have added mechanical and software enhancements.


                              SELLING SHAREHOLDERS


     Our selling shareholders are offering up to 70,440,000 common shares for sale, which they previously purchased, or were granted. (See "Selling Share-holders" and "Plan of Distribution.")

     Shares are being registered for a total of 165 shareholders -- who paid $0.025 per share for 70,440,000 shares for total cash consideration of $1,761,000.


     All the purchases occurred within the last three (3) years.

                                  THE OFFERING


     Our selling shareholders propose to offer 70,440,000 shares of our common stock at $.05 or the market prices, if any is developed, continuously, upon effectiveness of the Registration Statement in the event the Company is approved for trading in any venue. (See "Plan of Distribution" for information concerning the offering.)


                    NET PROCEEDS TO THE SELLING SHAREHOLDERS


Common stock offered

by our selling shareholders                70,440,000


Common stock outstanding

on September 28, 2004                      168,840,000


Use of Proceeds                            We will not receive any proceeds
                                           from the sale of shares of common
                                           stock by our selling stockholders.


OTC Bulletin Board Symbol                  None (Subject to NASD OTCBB approval)




                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment as a result of these risks.

WE MAY ISSUE SHARES TO RAISE CAPITAL FOR SERVICES IN THE FUTURE AT A PRICE LOWER THAN THAT PAID BY CURRENT INVESTORS AND SUCH ACTIONS WOULD BE DILUTIVE, EVEN HIGHLY DILUTIVE, OF CURRENT OUTSTANDING SHARES, WHICH WOULD ADVERSELY AFFECT MARKET VALUES.

     Our company will need to raise substantial additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against suck dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market every develops.

RISKS RELATED TO OUR BUSINESS

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS. WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING.

     Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

        o  shortfalls in anticipated revenues or increases in expenses;

        o  the development of new services; or

        o the expansion of our operations, including the recruitment of additional personnel.

     We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.

MANY OF OUR POTENTIAL COMPETITORS COULD BE LARGER THAN US AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

     Substantial competition can be expected in the future in the areas of medical imaging. Competitors may have substantial financial, technical, marketing, and other resources. Competition could result in price reductions, fewer orders, reduced gross margins, and loss of market share. These companies may use standard or novel imaging techniques. Other companies may develop products that perform better and/or are less expensive than our products. Competitors may develop products that are substantially equivalent to our products if we get FDA approval, thereby using our products as predicate devices to more quickly obtain FDA approval for their own. If overall demand for our products should decrease it will have a materially adverse affect on our operating results.

FAILURE TO KEEP PACE WITH THE LATEST TECHNOLOGICAL CHANGES COULD RESULT IN DECREASED REVENUES.

     The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from creating products in the medical device industry. As a result, our success will depend, in part, on our ability to develop and market product offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing client preferences.

WE ARE CURRENTLY DEPENDENT ON OUR SERVICING AND REPAIR SERVICE AND SALES OF REFURBISHED C-ARMS, WHICH HAS SUBSTANTIAL COMPETITION, TO GENERATE REVENUES, THE LOSS OF WHICH COULD SIGNIFICANTLY REDUCE REVENUE.

OUR INDUSTRY IS INTENSELY COMPETITIVE

     The medical imaging market is characterized by an increasing number of entrants because of the potential revenue. In addition, the medical imaging industry is developing and subject to continuing definition and as a result, our competitors may better position themselves to compete in this market as it matures. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the imaging market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do. Some of our competitors are GE, Siemens, Phillips, Fuji, and Varian.

     We will continue to encounter competition from other imaging companies. Our competitors may develop services that provide significant performance, price, creative, or other advantages, superior to those we offer our users. This could place our Company at a significant competitive disadvantage and cause us to lose market share, customers, and fail to ever be profitable. We may not be able to compete successfully.

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A HISTORY OF LOSSES, AND WE ANTICIPATE FUTURE LOSSES

     We formed our company on October 29, 1993, and we have a short operating history for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. Our recent revenue growth is primarily a result of our service and sales to imaging equipment users, and this growth may not be indicative of our future operating results. We have incurred continued net losses since our corporate organization in 1999 when we began development of our proprietary products. We anticipate that we will continue to incur operating losses for the foresee- able future due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives. It is possible that our operating losses may increase in the future and we may never achieve or sustain profitability. (See "Management Discussion and Analysis.")

     Most of Imaging3's revenue, expenses, and capital spending will be transacted in US dollars. Imaging3's exposure to market risk for changes in interest rates relate primarily to Imaging3's cash and cash equivalent balances, marketable securities, investment in sales-type leases, and loan agreements. The majority of Imaging3's investments may be in short-term instruments and therefore subject to fluctuations in US interest rates. Due to the nature of such short-term investments, we cannot assure you that this will not have a material adverse impact on our financial condition and results of operations.


IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. JANES OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Dean Janes, our Chairman, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors. Loss of the services of Mr. Janes could have a material adverse effect on our growth, revenues, and prospective business. We do maintain key-man insurance on the life of Mr. Janes under the requirement of the SBA loan on our leased space, and the Company is a cobeneficiary with SBA on a $2 million policy. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

HOSPITALS AND CLINICS MAY NOT BUY, PRESCRIBE OR USE OUR PRODUCTS IN SUFFICIENT NUMBERS, WHICH COULD RESULT IN DECREASED REVENUES.

     Hospitals and clinics may not use our sales and services or accept our proposed products as effective, reliable, and cost-effective. Factors that could inhibit such institutional customers include:

      - If customers conclude that the costs of these products exceed the cost savings associated with the use of these products;

      - If customers are financially unable to purchase these products;

      - If adverse patient events occur with the use of these products, generating adverse publicity;

      - If we lack adequate resources to provide sufficient education and training to Imaging3's customers; and

      - If frequent product malfunctions occur, leading clinicians to believe that the products are unreliable.

     If any of these or other factors results in the non-use of our services or non-purchase of our products, we will have reduced revenues to allow growth or potential profitability.


AS A  RESULT  OF BEING  IN THE  MEDICAL  DEVICE  INDUSTRY,  WE NEED TO  MAINTAIN
SUBSTANTIAL INSURANCE COVERAGE, WHICH COULD BECOME VERY EXPENSIVE OR HAVE LIMITED AVAILABILITY.

     Our marketing and sale of products and services related to the medical device field creates an inherent risk of claims for liability. As a result, we carry product liability insurance with an aggregate limit of $2,000,000 and $1,000,000 per occurrence and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured to have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased liability to claims.

OUR FUTURE DEPENDS UPON OBTAINING REGULATORY APPROVAL OF ANY NEW PRODUCTS AND/OR MANUFACTURING OPERATIONS WE DEVELOP; FAILURE TO OBTAIN REGULATORY APPROVAL COULD RESULT IN INCREASED COSTS AND LOST REVENUE.

     Before marketing any new products, we will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to us. We may not know the results of any study, favorable or unfavorable to us, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed. The sale price of the product may not be enough to recoup the amount of our investment in conducting the investigative studies.

WE MAY INCUR SUBSTANTIAL EXPENSES AND CAN BE EXPECTED TO INCUR LOSSES.

     The area of medical device research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to us may significantly advance the potential of our research while developments and advances in research methods outside of the methods we are using may severely hinder, or halt completely our development.

     We are a small company in terms of employees, technical and research resources and capital. We are expected to have significant research and development, sales and marketing, and general and administrative expenses for several years. These amounts may be expended before any commensurate incremental revenue from these efforts may be obtained. These factors could hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.

WE MAY BE UNABLE TO PROTECT OUR TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS THAT ARE IMPORTANT TO OUR BUSINESS.

     We regard our trademarks, trade secrets and other intellectual property as an integral component of our success. We rely on trademark law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property, especially in countries where the laws may not protect our rights as fully as in the United States. In addition, if our third-party confidentiality agreements are breached there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose our competitive position.

SUBSTANTIAL COSTS COULD BE INCURRED DEFENDING AGAINST CLAIMS OF INFRINGEMENT.

     Other companies, including competitors, may obtain patents or other proprietary rights that would limit, interfere with, or otherwise circumscribe our ability to make, use, or sell products. Should there be a successful claim of infringement against us and if we could not license the alleged infringed technology, business and operating results could be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles remain unresolved. Any litigation claims against us, independent of their validity, may result in substantial costs and the diversion of resources with no assurance of success. Intellectual property claims could cause us to:

      - cease selling, incorporating, or using products that incorporate the challenged intellectual property,

      - obtain a license from the holder of the infringed intellectual property right on reasonable terms, if at all, and

      - re-design our products incorporating the infringed intellectual property.

COMMERCIALIZATION OF OUR PRODUCTS COULD FAIL IF IMPLEMENTATION OF OUR SALES AND MARKETING STRATEGY IS UNSUCCESSFUL.

     A significant sales and marketing effort may be necessary to achieve the level of market awareness and sales needed to achieve profitability. We currently have only limited sales and marketing experience, both in the US and abroad, which may limit our ability to successfully develop and implement our sales and marketing strategy. We need to:

      - hire and train sales and clinical specialists;

      - build a strong direct sales force;

      - manage geographically dispersed operations;

      - encourage customers to rent or purchase products;

      - explore potential OEM relationships and assure that OEMs provide appropriate educational and technical support; and

      - promote frequent product use to increase sales of consumables.

     The failure to successfully create and implement a sales and marketing strategy could result in increased costs and net losses.

WE MAY NOT BE ABLE TO OBTAIN CLEARANCE OF A 510 (K) NOTIFICATION OR APPROVAL OF A PRE-MARKET APPROVAL APPLICATION WITH RESPECT TO ANY PRODUCTS ON A TIMELY BASIS, IF AT ALL.

     If timely clearance or approval of products is not obtained, our business could be materially adversely affected. Clearance of a 510 (k) notification may also be required before marketing certain previously marketed products, which have been modified after they have been cleared. Planned enhancements to our current products are thought not to necessitate the filing of a new 510(k) notification. Should the FDA so require, the filing of a new 510(k) notification for the modification of the product may be required prior to marketing any modified devices.

THE  FDA  ALSO  REQUIRES  ADHERENCE  TO  GOOD   MANUFACTURING   PRACTICES  (GMP)
REGULATIONS, WHICH INCLUDE PRODUCTION DESIGN CONTROLS, TESTING, QUALITY CONTROL, STORAGE, AND DOCUMENTATION PROCEDURES.

     To determine whether adequate compliance has been achieved, the FDA may inspect our facilities at any time. Such compliance can be difficult and costly to achieve. Our compliance status may change due to future changes in, or interpretations of, FDA regulations or other regulatory agencies. Such changes may result in the FDA withdrawing marketing clearance or requiring product recall. In addition, any changes or modifications to a device or its intended use may require us to reassess compliance with Good Manufacturing Practices guidelines, potentially interrupting the marketing and sale of products. Failure to comply with regulations could result in enforceable actions, including product seizures, product recalls, withdrawal of clearances or approvals, and civil and criminal penalties.

A MANUFACTURER'S INABILITY TO PRODUCE OUR GOODS ON TIME AND TO OUR SPECIFICATIONS COULD RESULT IN LOST REVENUE AND NET LOSSES.

     A third-party manufacturer assembles and manufactures a large portion of our products. Our products are manufactured to our specifications by manufacturers. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of sales of the product, if any sales could be made. Because of the timing and seriousness of our business, and the medical device industry in particular, the dates on which customers need and require shipments of products from us are critical. Further, because quality is a leading factor when customers and retailers accept or reject goods, any decline in quality by our third-party manufacturers could be detrimental not only to a particular order, but also to our future relationship with that particular customer.

IF WE NEED TO REPLACE MANUFACTURERS, OUR EXPENSES COULD INCREASE RESULTING IN SMALLER PROFIT MARGINS.

     We compete with other companies for the production capacity of our manufacturers and import quota capacity. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production and import quota capacity. If we experience a significant increase in demand, or if we need to replace an existing manufacturer, we may have to expand our third-party manufacturing capacity. We cannot assure you that this additional capacity will be available when required on terms that are acceptable to us or similar to existing terms which we have with our manufacturers, either from a production standpoint or a financial standpoint. We enter into a number of purchase order commitments specifying a time for delivery, method of payment, design and quality specifications and other standard industry provisions, but do not have long-term contracts with any manufacturer. None of the manufacturers we use produces our products exclusively.

     Should we be forced to replace one or more of our manufacturers, then we may experience an adverse financial impact, or an adverse operational impact, such as being forced to pay increased costs for such replacement manufacturing or delays in distribution and delivery of our products to our customers, which could cause us to lose customers or lose revenues because of late shipments.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY RELIANCE ON SOLE SUPPLIERS.

     Certain essential product components may be supplied by separate sole, or a limited group of, suppliers. Some components may be purchased through purchase orders rather than through long term supply agreements and large volumes of inventory may not be maintained. There may be shortages and delays in obtaining certain product components. Disruption of the supply or inventory of components could result in a significant increase in the costs of these components or could result in an inability to meet the demand for our products. In addition, if a change in the manufacturer of a key component is required, qualification of a new supplier may result in delays and additional expenses in meeting customer demand for products.

     Imaging3 devices are proposed products. Even though there is now a perceived market for this product, we may not succeed in building sufficient market share. Too low a market share could eventually prevent profitability in new products. We depend on services and repair revenue for all of our current revenues.

OUR PRINCIPAL OFFICER AND DIRECTOR OWNS A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

     Our officer and a director, Dean Janes, beneficially owns approximately 41% of our outstanding common stock. As a result, Mr. Janes will have the ability to control substantially all matters submitted to our stockholders for approval, including:

      - election of our board of directors;

      - removal of any of our directors;

      - amendment of our certificate of incorporation or bylaws; and

      - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

     As a result of his ownership and position, Mr. Janes is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by Mr. Janes, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Janes' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


OUR FUTURE REVENUE IS UNCERTAIN AND THIS COULD LEAD TO FAILURE OF THE COMPANY

     Although we expect to continue to generate revenue from service and repair sales in the future, this revenue may not be substantial. Our business plan is dependent on the anticipated expansion of sales of our planned products and the growth of our revenues is dependent on increased revenues generated by sales of such planned sales. The loss of our sales to competition or failure to develop sales of planned products in the imaging market could impair our future revenues, and, if we are unprofitable we will not be able to continue in buiness.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE WHICH COULD IMPAIR REVENUES AND OPERATIONS.

     Any system failure or inadequacy that causes interruptions in the availabil -ity of our planned products or servicing usage as a result of power surges or failures or software problems or hardware malfunctions could reduce user satisfaction, future sales and our attractiveness to users.

OUR OPERATING RESULTS IN FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, AND THIS COULD AFFECT MARKET PRICE, IF ANY.

     Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include every conceivable aspect of our business, some of which are discussed in other risk factors, from low revenues to extremely high operating costs. Because of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.


WE  WILL  NEED   SIGNIFICANT   ADDITIONAL   FUNDS  FOR  OPERATIONS  AND  PRODUCT
MARKETING/DEVELOPMENT, WHICH WE MAY NOT BE ABLE TO OBTAIN.

     The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures necessary for us to provide service in our targeted markets. Our current capital resources have been expended and we need additional capital to continue expansion, which we may not be able to obtain, and which failure to obtain could impair or curtail operations.

     We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty may adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our new products or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY SELL OUR PRODUCTS AND PROVIDE A SUBSTANTIAL REVENUE FROM PRODUCT SALES, WHICH MAY RENDER US UNABLE TO EVER BE PROFITABLE.

     Due to the need to further develop our new products we may not be able to bring these products to market and attract buyers. Accordingly, we may always be unprofitable. We will be dependent upon both revenue generation and additional capital to continue operations an failure to achieve either may cause failure of the business.


WE MAY BE INVOLVED IN FUTURE LITIGATION WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS

     As we continue to develop products that require new technology, we anticipate that we may need to license third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology, we may inadvertently breach the technology rights of others and face liabilities for the breach. Our inability to obtain any of these technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new products and could materially and adversely affect our business and financial condition. Either the lack of availability or disputes about licenses could adversely impact our business by limiting our sale of products to customers.


OUR NEW PRODUCTS REQUIRE FDA APPROVAL, WHICH HAS NOT YET BEEN APPLIED FOR AND MAY NEVER BE GRANTED.

     The primary governmental regulation area is FDA approval. If this FDA approval is not achieved, we would not have a new product to sell. We would have to rely upon our existing servicing business to survive, and we could not continue in the new product business we have been pursuing.


     We believe we can achieve FDA approval, because our product is not invasive of the human body and uses approved and accepted imaging technology to which we have added mechanical and software enhancements.

OUR SUCCESS DEPENDS ON OUR RETENTION OF KEY PERSONNEL AND ON THE PERFORMANCE OF THOSE PERSONNEL, AND IF WE DON'T KEEP PERSONNEL, IT COULD BE DETRIMENTAL, TO OUR OPERATIONS

     Our success depends on the performance of our officers and key employees. They are Dean Janes, Christopher Sohn, Xavier Aguilera, and Michele Janes. Members of our management team have worked together for at least four years. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. Please see "Management."

WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, INSTALLATION AND PROVISION OF FIELD SERVICE AND NON-PERFORMANCE OR DELAYS COULD ADVERSELY EFFECT OPERATIONS AND REVENUES.

     We currently plan to purchase parts for our equipment from vendors and outsource part of the installation and field service of our products to third parties. Our reliance on third party vendors involves number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, delivery and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or suppliers reduces or interrupts its service to us, this reduction or interruption could disrupt our business. Although several manufacturers currently produce or are developing equipment that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order, or the available supply may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, or if we encounter delays in supply, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and technology we license, and our services to customers.

A NATURAL DISASTER COULD CAUSE DELAYS OR INTERRUPTIONS OF SALES AND SERVICE TO OUR CUSTOMERS

     Our operations depend on our ability to avoid damages from fires, earthquakes, floods and power losses resulting from natural disasters. A natural disaster or other unanticipated problem at our owned or leased facilities could interrupt our services and sales as happened in 2001 with a fire in our facility. This failure could interrupt our sales and services and affect our revenues adversely.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE WHICH COULD CAUSE INVESTMENT LOSSES TO PURCHASERS OF OUR STOCK.

     The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

o       our historical and anticipated quarterly and annual operating results;
o announcements of new products or services by us or our competitors or new competing technologies;
o       investor perceptions of us and investments relating to the imaging;
o       developments in the imaging industry;
o       technological innovations;
o changes in pricing made by us, our competitors or providers of alternative services;
o       the addition or loss of business customers;
o variations between our actual results and analyst and investor expectations;
o conditions or trends in the medical imaging industry, including regulatory developments;
o announcements by us of significant acquisitions, strategic partnerships, joint venture or capital commitments;
o       additions or departures of key personnel;
o       general market and economic conditions.

     In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

     OUR FAILURE TO MAINTAIN CURRENT REPORTS UNDER SECTION 12(G) IN THE PAST TWO YEARS IS A NEGATIVE INDICATION OF OUR FUTURE ABILITY TO MAINTAIN SUCH REPORTS WHICH WE ARE REQUIRED UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.


     We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since 2002 but failed to keep up our filings and filed a termination of our filing status under 12(g) concurrent with the filing of this Registration Statement. This did not relieve the company of its duty to file the reorts due prior to filing the Form 15, and the Company could be subject to civil penalties under the '34 Act for delinquent filings.


     Due to this failure to file current reports when due, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements. In addition, if we were to seek an exchange listing, this factor would be viewed negatively in the listing process.

     Our failure to maintain current reports in the past (2001-2004) may also be indicative of the inability of Company to meet the Reporting requirements of the Exchange Act in the future.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT BE ACCURATE

     Included in this prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may,"
"will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

o         our goals and strategies;
o         the importance and expected growth of medical imaging market;
o the pace of change in healthcare industry; the demand for medical imaging equipment; and
o         revenues.

     These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments worldwide, changes in technology and changes in the healthcare industry. In light of the many risks and uncertainties surrounding, the medical imaging marketplace, and the healthcare industry, prospective purchasers of the shares offered should keep in mind that we cannot guarantee that the forward-looking statements described this prospectus will transpire.

SHARE PURCHASERS COULD SUFFER DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE

     We may issue additional shares to finance our future capital and operations requirements and for acquisitions of other companies to consolidate into our operations. Any issuance will reduce the present percent of ownership of previous investors (see "Risk Factor Control") and may result in additional dilution to investors purchasing shares from this offering.

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF COMMON STOCK

     We have currently outstanding 168,840,000 shares of common stock, including those being offered for resale in this registration. The 70,440,000 shares of common stock offered by the selling shareholders, will be freely tradable with-out restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock dur-ing the four calendar weeks prior to the sale. Rule 144 also permits, under cer-tain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock.

REGULATIONS REGARDING PENNY STOCKS MAY IMPAIR OUR SHARES' TRADABILITY IN THE MARKET IF ONE EVER DEVELOPS.

     Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice re-quirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-deal-ers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities may constitute "penny stocks" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

INVESTORS SHOULD BE AWARE OF THE RISKS IN THE MARKET FOR PENNY STOCKS AND THE POSSIBILITIES OF FRAUD AND ABUSE

     We want Shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The Company may not be able to control any of such patterns.


THE COMPANY'S AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO THE AUDIT REPORT DUE TO THE CONTINUING LOSSES ON OPERATIONS, WHICH INDICATES THE POTENTIAL FOR BUSINESS FAILURE.

     A going concern qualification has been included in the Auditor's report. The Company has incurred significant losses from operations for the year ended December 31, 2003, and such losses are expected to continue. In addition, the company has limited working capital. The foregoing raises substantial doubt about the Company's ability to continue as a going concern. There is no guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. This may be an indicator of the inability of the Company to continue in business, which could cause loss of investment.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

OVERVIEW

     Institution of more vigorous sales efforts instituted during the quarter ended June 30, 2004 are beginning to show results in increasing the revenue received for servicing and repair sales and refurbishing equipment sales. The fact that we were able to obtain small amounts of external equity financing during the year to date enabled us to hire additional personnel in the sales function. This action is beginning to show positive results as these sales people enhance their competency as regards our services and familiarize themselves with our operating procedures. In order to accelerate sales growth and product development and marketing, we require additional capital.

     Dependent on the amount of such additional capital available to the company, present plans are to invest a substantial portion of it in sales and marketing, manufacturing the inventory to support sales, and infrastructure to smoothly process the resulting transactions. Amounts of up to $2.0 million could be reasonably employed in this manner this year. We constantly evaluate the alternative methods to obtain this capital on the most favorable terms. However, there can be no assurance that we will be able to locate sources of capital on such terms.

     We currently have 9 full time employees compared to 6 during 2003. This increase reflects expansion of our sales department made available through funding that the company received since completing its reverse acquisition transaction. These expansions mark the beginning of our program to ramp up introduction of our new product and conventional services offerings. We anticipate, subject to adequate financing levels, we will continue to expand as well as commence production.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We monitor our estimates on an on-going basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

     We have identified the policies below as critical to our business operations and the understanding of our results of operations.

     Revenue Recognition. Sales and rental income is recognized when a product has been shipped to the customer.

     Provision for Sales Returns, Allowances and Bad Debts. The Company maintains a provision for sales allowances, returns and bad debts. Sales returns and allowances result from equipment damaged in deliver or customer dissatisfaction, as provided by agreement, where the amount claimed by the Company exceeds the insurance provider's usual, customary and reasonable reimbursement rate and when units are returned because of benefit denial. The provision is provided for by reducing gross revenue by a portion of the amount invoiced during the relevant period. The amount of the reduction is estimated based on historical experience.

     Reserve for Obsolete/Excess Inventory. Inventories are stated at the lower of cost or market. We regularly review our inventories and, when required, will record a provision for excess and obsolete inventory based on factors that may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, regulatory requirements and significant changes in our cost structure. If ultimate usage varies significantly from expected usage, or other factors arise that are significantly different than those anticipated by management, inventory write-downs or increases in reserves may be required.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

     The information presented here should be read in conjunction with our consolidated financial statements and related notes.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002.

     We had revenues in 2003 of $1,302,865 compared to $1,951,059 in 2002 which represented a 33% decrease. Our cost of revenue was $715,659 in 2003 and $1,171,643 in 2002 which represents an increased profit margin in 2003, even though sales were lower. Our operating expenses increased dramatically due to development costs of products from $1,325,656 in 2002 to $1,763,340 in 2003, a 24% increase. Our loss on operations increased to ($1,589,276) in 2003 compared to ($546,24) in 2002, a 30%) increase. Our net loss was ($1,590,076) in 2003 compared to ($445,757) in 2002. Our net loss per share was ($.01) in 2003 compared to a nominal loss in 2002.

     We expect the trend of losses to continue into the future at the current or greater rate. We spend money on product development and marketing. There is no assurance we can achieve significant profitable sales to overcome losses.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                       FOR SIX MONTHS ENDED JUNE 30, 2004
--------------------------------------------------------------------------------

RESULTS OF OPERATIONS FOR THE SIX-MONTHS ENDED JUNE 30, 2004 COMPARED TO SAME SIX MONTHS ENDED JUNE 30, 2003

     We had net revenue from our ongoing sales and service operations of $379,152 in 2004 compared to $167,604 in 2003. The 220% increase in our revenues is due to focus on service contract and refurbished equipment sales. Our cost of revenues was $96,282 in 2004 and $107,482 in 2003. Gross profit was $282,870 and $60,122 in 2004 and 2003 respectively, a 400% increase.

     Our revenues increased since the rebuilt facility was occupied, organized, and, our sales and services could once more be focused upon by our employees. The rebuilding and moving had been very disruptive to our revenue generating focus. Our expense of operations consist primarily of salaries of $360,897, rent of $38,100, and ongoing operational expenses related to our sales, service, and repair operations. Our revenues increased dramatically while our salaries remained relatively constant. We spent only $50,000 in research and development of our new product in the six month period, but we plan to spend $300,000 in the coming six months.

     We had operating expenses of $308,919 in 2004 compared to $3,000,086 in 2003 which reflects our fixed costs of overhead and personnel. The net result was that our operating losses were ($26,050) in 2004 as compared to ($239,964) in 2003 which represents a 90% decrease in our losses from operations. We incurred ($20,765) in net non-operation income in 2004 compared to ($9,866) in 2003. Our net loss after a provision for income tax was ($46,815) in 2004 and ($249,830) for 2003 in the six months. Our net loss per share was nominal in each period. This net loss increase is a direct reflection of our overhead versus revenue situation at the current time due to our increased product development expenses while we don't have up-to-date products to offer yet. We feel this trend is likely to continue for at least the next twelve months.


LIQUIDITY AND CAPITAL RESOURCES

     We have no other capital resources other than the ability to use our common stock to achieve additional capital raising. We raised additional capital during the year 2003 of a total of $364,500. We have equipment of $66,136 on the books, which is not necessarily liquid at such value. Other than cash capital and accounts receivable of $103,858 at year end, our other assets would be illiquid.

     We currently have $120,225 in cash (as of June 30), $19,995 in accounts receivable, and inventory of $744,223 which provide our liquid assets. We have other assets totaling approximately $222,002 which are illiquid and might not yield full value if sold or collected. Our current liabilities are $2,192,080 which reveals a working capital deficit of approximately ($1,020,000).

     We had cash capital of $8,874 at year-end 2003 and $98,134 at March 31, 2004.

     At the fiscal year-end we had $809,704 in current assets and current liabilities of $2,352,236.

Changes in Financial Condition:

     At year-end 2003 our assets had decreased to $893,459 compared to $1,501,427 at year-end 2002. The current assets totaled $809,704 at 2003 year-end compared to $1,436,223 at 2002 year-end. Total liabilities at year-end 2003 were $2,352,236 compared to $1,835,839 at 2002 year-end. At December 31, 2003 we had $8,874 in cash compared to $414,735 a year ago.


     We raised an additional $999,480 in capital in 2004 in a private placement which has been used to cover operations of the Company.


     We intend to seek additional capital and long term debt financing to attempt to overcome our working capital deficit. We have a SBA loan that is in the amount of $200,000 bearing interest at 11% per annum payable monthly at $3,425 principal and interest. We also have a $500,000 credit line renewable every 6 months to fund 80% of our receivables payable at 1.25% interest per 30 and prime plus 3% annual interest.

NEED FOR ADDITIONAL FINANCING

     We do not have sufficient capital to meet our current cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934 under section 15(d) if this Registration Statement becomes effective. We may have to seek loans or equity placements to cover future cash needs to continue expansion. There is no assurance, however, that the available funds will ultimately prove to be adequate to continue our business and our needs for additional financing are likely to persist.

     No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover operations expenses or development. After the effective date of this Registration Statement the Company intends to seek capital and loans to cover operating and expansion expenses in a range of $250,000 to $1,000,000, but the Company has no committed sources for such capital.

     If revenue declines, or operations continue to be unprofitable, we may need to develop another line of business, or to finance our operations through the sale of assets we have, or enter into the sale of stock for additional capital, none of which may be feasible when needed. From the aspect of whether we can continue toward our business goals as set forth herein, we may use all of our available capital without ever generating a profit.

     The effects of inflation have not had a material impact on our operation, nor are they expected to in the immediate future.

     Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern due to slow collections after the holidays.

     The deposits that are shown are for pending sales of existing products not the new patented product. These are deposits received from our customers for sales of equipment and services and are only removed upon completion of the sale.

     If for whatever reason a customer order is cancelled the deposit would be returned as stated in the terms of sale, minus a restocking fee.

     No depositor is a related party of any officer or employee of Imaging3, Inc.

     Our terms of deposits typically are 50% down with the balance of the sale due upon delivery.

     Going concern qualification: The Company has incurred significant losses from operations for the year ended December 31, 2003, and such losses are expected to continue. In addition, the company has limited working capital. The foregoing raises substantial doubt about the Company's ability to continue as a going concern. Management's plans include seeking additional capital and/or debt financing. There is no guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In this document, terms such as "we," "us," and "our" refer to Imaging3, Inc. and its affiliates, as the context may require.


HISTORY

     Dean Janes founded our company as Imaging Services, Inc. on October 29, 1993. Our business initially was a low cost, third party service alternative for Orthopedic Equipment Company Medical Systems ("OEC") equipment. OEC is the largest manufacturer of mobile surgical C-arms with over 60% market share in the

U.S. A C-arm is a mobile fluoroscopic device that has an x-ray tube and image receptor in parallel, mounted on opposite ends of a metal C, thus resulting in the C-arm name. This device makes and views x-rays in real-time and can be viewed on a closed circuit television monitor. A C-arm is mobile and can be moved throughout a hospital or clinic.

     Prior to our formation, there was not in existence a company that solely focused on providing third party service for OEC equipment. We are now in competition with Orthopedic Equipment Company (OEC), now owned by General Electric (GE).

     In early 1994, we began offering upgrades for OEC C-arms. Our most successful upgrade was a CCD (Charged Coupled Device) camera, which improved image quality of older systems comparable with that of brand new products. This enhanced product worked well, and we added this upgrade to used OEC C-arms and built custom units for NASA, Harvard, University of California at Irvine, University of California at Davis, Baylor University, Baxter Healthcare and other prestigious healthcare organizations. Later that year, We applied for and received FDA approval for this device described as the NASA II CCD C-arm.

     In mid 1995, we purchased the assets of ProMedCo. ProMedCo had an exclusive agreement with OEC to remanufacture OEC C-arms for OEC Medical Systems. Though the purchase did not transfer the agreement it eliminated one of our competitors and provided a substantial inventory of replacement parts. Access to these replacement parts allowed us to immediately increase its production levels and created the opportunity to remanufacture OEC's complete product line, thereby increasing the models we could offer our customers. Also, this purchase allowed us to enter the parts sales business, which historically has had high markups.

     In 2000, we continued its expansion by acquiring certain assets and obtained services of a certain staff of a sales company in San Diego. This asset purchase brought an extensive database with over 43,000 physician names, hospitals, medical centers and surgery centers contact information as well as a streamlined automated sales force. Also as part of this expansion several key employees, most of whom were former employees of OEC, were hired to increase our service presence in Arizona, Washington, Nevada, Florida, and Hawaii with a national service presence as the ultimate goal. In 2002, we closed the San Diego office and consolidated our operations in Burbank, California.

     Our acquisition in 2000 was a company called Profit Improvement for the Healthcare Industry. Profit Improvement was a sales company based in San Diego, selling C-arms and C-arm tables.

     A streamlined and automated sales program was a process used by Profit Improvement to sell C-arms and C-arm tables. Its database contained over 50,000 active physicians, groups and facilities interested in purchasing a C-arm or C-arm table. The process included the database, which is in the form of
Saleslogix software and customized for this niche market. Direct mail, trade-show, broadcast e-mail and faxing capabilities were all incorporated in the customized software and processes offered by Profit Improvement for sales in Healthcare Industry.

     Late in 2000, we began negotiations with several companies in Korea to manufacture "private labeled" equipment for our exclusive sales in North and South America. These products include two new c-arms the ISI-2100 and 2500, as well as five pain management tables the ISI 8000, 8000(H), 8000(HL), 8000 (HT) and 8000 (HLT). A pain management table is a special table used with a C-arm for pain management procedures. It has a large metal-free area to accommodate images of larger portions of the body at any one time, as needed in pain management procedures.

     On February 19, 2002, a fire gutted our principal operating facility, causing an estimated $4.3 million in damage and loss of all of our inventory of parts and product work in progress. Fire officials believe the cause to be electrical. The 10,800-square-foot structure, located at 3200 W. Valhalla Drive, Burbank, California, was owned by Dean Janes and leased to the Company. Mr. Janes rebuilt the facility. The damage to the building and the loss of the Company's equipment are covered by liability insurance. However, the fire materially disrupted our operations.

     All of our inventory, equipment, office furniture and computers were destroyed in the fire. 100% of the assets were affected until insurance proceeds were received to replace some equipment, inventory and office furniture. Deans and Homer maintained the liability insurance while Allied Insurance maintained the fire coverage on the building. We received the insurance proceeds covering the inventory, equipment and office furniture. Dean Janes, owner of the building along with US Bank, received the funds to rebuild the building, since US Bank was named as loss payable endorsee resulting from an SBA Loan. The building was rebuilt by September 2003.

     Dean Janes, President and founder of the technology/product Company, developed and refined ideas that he had been working on for several years, invented the 3D Technology. Our patent search was completed in June of 2001 and our patent was filed on August 27, 2002. Patent #6,754,297 was issued by the U.S. Patent and Trademark Office on June 23, 2004. Our 3D Technology is still under development. Dean Janes has been in the Medical Imaging field for 19 years having experience with Kaiser Hospitals, OEC Medical Systems, Toshiba Medical Systems, Center for Health Resources and Imaging Services, Inc., he has extensive knowledge in medical imaging completing projects for NASA, UC Davis, UC Berkley, UC Irvine, Harvard Medical School and Baylor University. Relying on past experience and his own personal creativity led him to develop the idea of 3D Imaging in real-time.

Our business  strategy is very  straight-forward:

        o Continue our base of C-arm remanufacturing and service business. By growing our business back to pre-fire levels of equipment sales and service revenue this will lessen the impact of the high costs of development and marketing our new device. This will be accomplished by aggressively pursuing our installed base of customers who purchased products since our inception. Providing these customers with newer product models and upgrades to existing models as well as accessories and service contracts. We will also add to our equipment and service sales by continuing our marketing through internet and direct mailings.

        o Develop medical diagnostic imaging devices, based on our Technology for the medical imaging market. By developing this new product to cross into multiple modalities such as, fluoroscopy, mammography, bone densitometry, angiography, computerized tomography, endoscopy, colonoscopy, urology, cancer therapy, brachy therapy, computerized and robotic surgery will enhance its value to hospitals, surgery centers and physicians offices, by providing a single upgradeable product that can not only provide multiple functionality but provide multiple streams of revenue generation. This multi-modality coupled with the excitement generated by our new 3D technology will not only enhance patient care but provide a vehicle for greater clinical acceptance. This new technology will be developed in stages with real-time 3D being our primary objective, CT and other modalities will be added in future developments.

     Currently we remanufacture c-arms, basically tear down a used c-arm, repaint, calibrate and replace defective parts and sell this renewed product to surgery centers, hospitals and doctors offices. We also sell imaging tables, which we manufacture, that are used with a c-arm as well as other accessories. This is the bulk of our equipment sales to date.

     We, of course, provide service for our customers which buy our products as well as other customers with c-arms. We either sell service contracts that for one price annually covers all costs or provide service on a time and materials basis.

     Since the fire that we experienced in February 2002, which severely damaged our ability to do business, we have been rebuilding our business operations. Sales of equipment has declined while service revenues have stayed fairly consistent since 2002. Our intentions is to rebuild our sales and service revenue to 2001 levels, though the devastation of the fire has impaired this.

PLAN OF OPERATION

     Our products and services that currently provide revenue to us from sales and services;

        o C-arms: Imaging3, Inc remanufactures OEC C-arms, we buy used c-arms and tear them down, repaint them, calibrate them and replace wore or defective parts and sell this renewed equipment to hospitals, surgery centers and doctors offices.

        o Imaging Tables: Imaging3, Inc manufactures imaging tables for use with c-arms and sell them to hospitals, surgery centers and doctors offices.

        o Lead Aprons: Imaging3, Inc buys lead aprons from several vendors and sells them as accessories to hospitals, surgery centers and doctors offices.

        o Video Printers: Imaging3, Inc buys video printers from several vendors and sells them as accessories to hospitals, surgery centers and doctors offices.

        o Service Contracts: Imaging3, Inc sells service contracts for c-arms to customers who purchase c-arms from Imaging3, Inc and competitors. These service contracts are annual contracts which cover parts and labor.

        o Service & Parts Sales: Imaging3, Inc provides service for c-arms for customers on a time and materials basis. Imaging3, Inc also sells parts for c-arms directly to customers or other service providers.

     We intend to continue the sales, service, and repair business in which we currently engage.

     In order to better position ourselves for our future direction -- away from service and towards providing proprietary medical imaging products -- we changed our name from Imaging Services, Inc. to Imaging3, Inc. on August 20, 2002.

Our Technology - New Proposed Product

     Our Technology has potential to contribute to the improvement of healthcare. 3D images will be instantly constructed using high-resolution fluoroscopy and can be used as real time references for any current or new medical procedures in which multiple frames of reference are required to perform medical procedures on or in the human body. Our Technology has many medical applications, including:

o Trauma Center. Our Technology is designed to allow a surgeon to immediately view exactly where a bullet is lodged in a gunshot victim. At any point during the procedure, the surgeon could continue to view 3D images in real-time.

o Cardiology. Our Technology is designed to provide a 3D view of a heart and allow a cardiologist to record the heartbeat in real-time. The entire heart would be visible, including veins that are wrapped around the "back" side.

o Pain Management. Our Technology is designed to provide a 3D view of the spine, nerve endings, injection points and help guide the needle for spinal procedures. 3D images in real-time could also be used to view disk compression.

o Neuro-vascular. Our Technology is designed to provide a 3D view of the skull and brain to diagnose neuro-vascular diseases. 3D images in real-time could be used to view the rupture of vessels or arterial blockages diminish -ing blood flow to the brain.

o Orthopedic. Our Technology is designed to provide a 3D view of bones and joints to help diagnose orthopedic conditions. An orthopedic surgeon could view a 3D image in real-time to line up a screw with the hole in a hip pinning.

o Vascular. Our Technology is designed to provide a 3D view of veins through-out the body. After injecting dye, a 3D image in real-time could pinpoint clots and occlusions and help diagnose vascular diseases.

     Our 3D imaging device Product Design is designed to perform real-time 3D imaging, by scanning a patient in a "O-device Gantry" positioned 360 degrees around the area to be imaged, one or more image receptors in parallel to one or more x-ray sources will generate approximately 10 images roughly 10 inches x 10 inches in physical space, these images will be incorporated into a three dimensional map and continuously updated in real-time approximately every one second.

     Our device is designed to emulate a Computerized Tomography (CT) scanner, by utilizing a fulcrum point for tomography and instead of the 10 scanned images in 360 degrees only 1 to 2 images will be used. The x-ray source and image receptor would then rotate approximately 10 to 90 degrees in parallel from the fulcrum point generating only a single "slice" of anatomy, as accomplished in CT.

     Our device is designed to perform standard fluoroscopy, by locking into position 1 to 2 x-ray sources and image receptors in parallel making x-ray in a single area displaying the live information as accomplished in Standard Fluoroscopy.

Multi-function Device

     A diagnostic medical imaging device built with our Technology can perform several functions and can replace or supplement a number of exiting devices, resulting in considerable cost savings for hospitals and healthcare centers. These functions include:

o        Perform real-time, 3D medical imaging
o        Emulate a CT scanner (at a fraction of the capital cost)
o        Perform standard fluoroscopy

     Our management believes that this multi-function capability will be especially attractive in foreign markets, where the cost of a CT scanner is beyond the means of most hospitals and healthcare centers.

     Real-time 3D medical diagnostic imaging for this technology design is accomplished by scanning the patient, either partially or completely in a 360-degree circumference under fluoroscopy (or other type of image exposure), utilizing a single or multiple x-ray source and image receptor. The information acquired under fluoroscopy (or other type of image exposure) will be digitized at a frame rate of or between 30 to 60 frames per second. This information will be sent to a computer system to be incorporated into a three dimensional image to be displayed on a computer monitor. The image created can then be manipulated and/or rotated to view the scanned image of the patient's anatomy in any direction or orientation desired by the user. The user could then choose a specific area of the image to update. Once an area is selected, the computer displaying the image would then "gang" or align the x-ray source(s) and image receptor(s) to begin updating scans of new images to be overlaid upon the existing three dimensional model. This process would then be updated and/or repeated as many times necessary for the specific procedure to be completed. At any time, a new reference area or scan could be selected or initiated.

Current Status of New Product Design and Development

     Though the technology we will use to build its 3D imaging device is in existence the complete device and/or process is not. We will be utilizing off the shelf or customized electronics, imaging devices, x-ray emitting devices, computers and software to build its device. The mechanical portions will be developed in-house and built to specifications.

The "O"-device

     Part of our design is based on an "O"-device to create a circular gantry similar to that used with CT to scan a patient a full 360 degrees with fluoroscopic radiation. The circular gantry is a 360-degree metal housing supporting one or more image receptors and x-ray sources with enough space in between to place a patient to be scanned. This approach will allow imaging of the patient from any frame of reference or angulation. (Current medical imaging devices are limited to 150 degrees to 360 degrees with mechanical orientation or manipulation.) 3D imaging requires an O-device to scan the patient in increments of 360 degrees to allow construction of a three dimensional image. By scanning the patient in 360 degrees and acquiring images at 30 to 60 frames per second, a three dimensional image can be constructed.

How Our Technology Differs from Other Approaches

     The O-device approach is similar to that used in a CT scan. The difference is CT is used to image a "slice" of the anatomy and not intended for real-time fluoroscopic imaging. The slice is obtained by using a fulcrum reference point and rotating the X-ray source and image receptor in reference to that point. This basic geometry creates a 2D image in any depth desired, in any region of the body. The O-device would use a similar fulcrum point to reference depth, but the scan would not create a slice but instead a real-time image captured at 30 to 60 frames per second in 360 degrees. Further, the O-device would be used for conventional fluoroscopic imaging with the advantage of positioning the X-ray source and receptor at any angulation desired.

     Currently, 3D imaging is used only for reconstructive post processing reference images. MRI, CT and ultrasound currently have this capability. The 3D images are created by multiple scans of 2D images that require a long period of time to process into a three dimensional image. The image created is then used only for reference, not real time manipulation in the body. Our 3D images will be constructed almost instantly and will be available to be used as a real time references whenever multiple frames of reference are required to perform medical procedures on or in the human body.

Proposed Construction of the O-device

     We intend to construct the O-device using existing methods, similar to those being used to make C-arms. We may either join two C-devices together to create the "O" or construct a gantry system similar to that used by CT technology. Our final design will result in a smooth 360 degree scan of the patient, without jitter or bumps which might impede imaging. Also, placement of an X-ray source and image receptor will be key to the design, as well as the use of appropriate versions of these subsystems.

     Real time 3D imaging will require a state-of-the-art computer system with customized software. The computer will be outfitted with customized image processing boards to capture and compute images at lK x lK resolution at 30 to 60 frames per second. The combination of software and hardware will process the image data to create a 3D image map. This map will then be displayed to the physician. The physician will be required to enter reference data to start real time imaging. Once the physician enters the data (most of which is choosing which direction and portion of the body he/she would like to work with), the O-device will be positioned and the image will be updated with any new information, as added by the physician controlling the X-ray generation. Our Technology creates an image map with three dimensions and will update that map with new information, without having to create a new image.

Abstract of the Patent Disclosure

Note:  This language is contained in Patent #6754297.

     We obtained our Patent #6754297 on June 24, 2004. Our patent disclosure is summarized as follows:

     A computing device in a three-dimensional imaging system utilizes a plurality of distance readings and reference readings from at least one subject sensor to determine a subject location and a subject volume and establish a base-three dimensional map of a subject. A plurality of two-dimensional image exposures along with a plurality of associated reference locations are created by rotating an image source and an image receptor around an inner circumference of an imaging gantry. The plurality of two-dimensional image exposures is digitized to create a plurality of digital two-dimensional image exposures. The computing device receives the plurality of digital two-dimensional image exposures and the plurality of associated reference locations. The overlaying, interpolating and pasting of the plurality of digital two-dimensional image exposures on the base three-dimensional map creates a base three-dimensional image exposure, which is displayed on a display device.

        The patent, as approved, is valid for 25 years. Mr. Janes assigned the patent application to us on August 27, 2002.


FDA APPROVAL STATUS - NEW PROPOSED PRODUCT

     Our new product requires FDA approval, which we have not yet applied for. The primary governmental regulation area is FDA approval. If we do not achieve approval, we will not have a product to sell, and we could not continue in the new product business we have been pursuing. We have spent approximately $500,000 in each of the last two years on research and development of our products. No costs of research and development have been borne by customers. We do not have any cost of compliance with federal, state, or local environmental laws.

     At this time our planned product is not developed enough to apply for FDA Clearance, but once developed an application will be processed through the FDA. We estimate it to take 3 to 6 months for this device to be approved. We will, through Dean Janes, are listed as a new device manufacture with the FDA, and Mr. Janes has two FDA 510K approvals.


REGULATORY APPROVAL AND PROCESS

     All our products are classified as Class II (Medium Risk) devices by the Food and Drug Administration (FDA) and clinical studies with our products will be considered to be NSR (Non-Significant Risk Studies). Our business is governed by the FDA and all products typically require 510(k) market clearance before they can be put in commercial distribution. We are also regulated by the FDA's QSR regulation (Quality Systems Regulation), which is similar to the ISO9000 and the European EN46000 quality control regulations. All our products currently in production or manufactured by other vendors are approved for marketing in the United States under FDA's 510(k) regulations.

     To enter the European market, our products as well as our quality assurance systems will have to be approved and certified by an authorized certifying body such as TUV, UL or BSI. In the future, we may plan to go through this process as a part of its overall enhancement of the quality systems.

     Far East, Middle East,  Eastern  European,  and Latin American markets have
different  regulatory   requirements.   We  intend  to  comply  with  applicable
requirements if and when we decide to enter those markets.

GOVERNMENT REGULATION

     The delivery of health care services has become one of the most highly regulated of professional and business endeavors in the United States. Both the federal government and individual state governments are responsible for overseeing the activities of individuals and businesses engaged in the delivery of health care services. Federal law and regulations are based primarily upon the Medicare and Medicaid programs. Each of these programs is financed, at least in part, with federal funds. State jurisdiction is based upon the state's interest in regulating the quality of health care in the state, regardless of the source of payment. We believe we are materially complying with applicable laws; however, we have not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority. Additionally, many aspects of our business have not been the subject of state or federal regulatory interpretation. The laws applicable to us are subject to evolving interpretations. If our operations are reviewed by a government authority, it may receive a determination that could be adverse to us. Furthermore, laws that are applicable to us may be amended in a manner that could adversely affect us.

     Federal health care laws apply to us when we submit a claim to Medicare, Medicaid or any other federally funded health care program. The principle federal laws that we must abide by in these situations include:

      * Those that prohibit the filing of false or improper claims for federal payment.

      * Those that prohibit unlawful inducements for the referral of business reimbursable under federally funded health care programs.

      * The federal government may impose criminal, civil and administrative penalties on anyone who files a false claim for reimbursement from Medicare, Medicaid or other federally funded programs.

     A federal law commonly known as the "anti-kickback law" prohibits the knowing or willful solicitation, receipt, offer or payment of any remuneration made in return for:

      * The referral of patients covered under Medicare, Medicaid and other federally-funded health care programs; or

      * The purchasing, leasing, ordering, or arranging for any goods, facility, items or service reimbursable under those programs.

The Market

     We compete in the medical diagnostic imaging market which is growing due primarily to continual technological improvements that lead to faster and better-resolution imaging, greater patient safety, and the provision of these capabilities to a growing and aging population. The result has been a vigorous competition to create the most cost-effective diagnostic imaging systems.

Business and Revenue Models

     Our business strategy is very straight-forward: (1) continue our base of C-arm remanufacturing and service business, (2) develop medical diagnostic imaging devices, based on our Technology for the medical imaging market, (3) sell our new medical diagnostic imaging devices directly to healthcare providers, as well as through channel partners and distributors, and (4) license our Technology to other medical diagnostic imaging device manufacturers.

     We believe the majority of future revenues will come from our 3D imaging devices and plans to focus most of our resources on this business opportunity. C-arms and C-arm tables will still be a part of our product line.

     We believe we can provide commercial quantities of our 3D imaging devices soon after completion of a prototype and FDA 510K clearance, estimated to be approximately one year.

     Our other revenues may come from the licensing of proprietary technology to other medical diagnostic imaging device manufacturers. The smallest portion of our future revenue will come from the sale and service of C-arms. Our product is designed to serve this evolving image field.

     Diagnostic imaging is an evolving part of modern medicine and is now entering a new era of digital imaging. The field has evolved from the early X-rays by Roentgen over 100 years ago to imaging of organs by computerized tomography (CT) and magnetic resonance imaging (MRI) that are 20 years old. Medical imaging is used for diagnosis in the leading causes of death, heart attacks, strokes, and cancer. What was once called the radiology department is now called the diagnostic imaging department because of the wealth of new technologies available beyond x-rays. A trauma victim's internal injuries are imaged with a CT scanner. Breast cancer, a leading cause of death in women, is detected with mammography and ultrasound.

Industry Overview

     Diagnostic imaging services are noninvasive procedures that generate representations of the internal anatomy and convert them to film or digital media. Diagnostic imaging systems facilitate the early diagnosis of diseases and disorders, often minimizing the cost and amount of care required and reducing the need for costly and invasive diagnostic procedures. A discussion of the primary technologies in use today follows this introduction.

MRI

     MRI involves the use of high-strength magnetic fields to produce computer-processed cross-sectional images of the body. Due to its superior image quality, MRI is the preferred imaging technology for evaluating soft tissue and organs, including the brain, spinal cord and other internal anatomy. With advances in MRI technology, MRI is increasingly being used for new applications such as imaging of the heart, chest and abdomen. Conditions that can be detected by MRI include multiple sclerosis, tumors, strokes, infections, and injuries to the spine, joints, ligaments, and tendons. Unlike x-rays and computed tomography, which are other diagnostic imaging technologies, MRI does not expose patients to potentially harmful radiation.

     MRI technology was first patented in 1974, and MRI systems first became commercially available in 1983. Since then, manufacturers have offered increasingly sophisticated MRI systems and related software to increase the speed of each scan and improve image quality. Magnet strengths are measured in tesla, and MRI systems typically use magnets with strengths ranging from 0.2 to
1.5 tesla. The 1.0 and 1.5 tesla strengths are generally considered optimal because they are strong enough to produce relatively fast scans but are not so strong as to create discomfort for most patients. Manufacturers have worked to gradually enhance other components of the machines to make them more versatile. Many of the hardware and software systems in recently manufactured machines are modular and can be upgraded for much lower costs than purchasing new systems.

Positron Emission Tomography (PET)

     PET is a nuclear medicine procedure that produces pictures of the body's metabolic and biologic functions. PET can provide earlier detection of certain cancers, coronary diseases or neurologic problems than other diagnostic imaging systems. It is also useful for the monitoring of these conditions.


Computed Tomography (CT)

     In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs.

Other Services

     Other diagnostic imaging technologies include x-ray, single photon emission computed tomography, and ultrasound.

Digital Imaging Technologies

     New techniques for the digital capture, display, storage, and transmission of X-ray images are poised to revolutionize the diagnostic imaging market. Although digital technologies and techniques have been in use in other diagnostic imaging areas (such as CT scans, MRI scans, and ultrasound), technical problems have kept X-ray technologies in the era of film. However, new methods of digitally capturing X-ray images are under development, and promise to revolutionize X-ray imaging.

     The need to cut costs and improve services in healthcare delivery is driving the move to digital systems. The requirement for hospitals to implement electronic access to medical images and other types of information is now widely accepted and regarded as inevitable. The trend toward storing, distributing and viewing medical images in digital form is being fueled by both changes in the economic structure of the healthcare system and by rapidly evolving technologies. In particular, the new economics of health care will mandate a shift from film-based radiology to the electronic delivery of digital images, while new technology promises the additional benefit of vastly improved diagnostic power.


Users of Diagnostic Imaging

     MRI  and  other  imaging  services  are  typically  provided  in one of the
following  settings:   Hospitals,  Clinics,  Independent  Imaging  Centers,  and
physician's offices.

                                   Competition

     The healthcare industry in general, and the market for imaging products in particular, is highly competitive. We compete with a number of companies, many of which have substantially greater financial, marketing, and other resources than the Company. The Company's competitors include large companies such as GE, Philips, Siemens Toshiba and Hitachi, which compete in most medical diagnostic imaging modalities, including X-ray imaging.

     The following are key players in the international medical diagnostic imaging market:

o        ADAC Laboratories
o        Eastman Kodak Co.
o        Fonar Corp.
o        Fuji Medical Systems U.S.A. Inc.
o        General Electric Medical Systems
o        Hitachi Medical Systems America Inc.
o        Hologic Inc.
o        Imaging Diagnostic Systems Inc.
o        Imatron Inc.
o        Lumisys Inc.
o        Marconi Medical Systems
o        Philips Medical Systems Nederland BV
o        PhorMax Corp.
o        Siemens Medical Engineering Group
o        Sterling Diagnostic Imaging Inc.
o        Trex Medical Corp.
o        Varian Medical Systems Inc.


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

Direct Competitors

     At this time, we are not aware of any existing devices in the marketplace that provide 3D, real-time diagnostic medical imaging, with the exception of ultrasound equipment by several manufacturers.

     Ultrasound is a real-time tomographic imaging modality. Not only does it produce real-time tomograms of the position of reflecting surfaces (internal organs and structures), but also it can be used to produce real-time images of tissue and blood motion. However, ultrasound is a low-resolution imaging modality that does not produce an image as precise and clear as fluoroscopy. Our devices will rely instead on the use of fluoroscopy, a high-resolution imaging modality, to produce "live" X-ray images of a living patients in 3D.

                 Marketing and Sales Plan - Proposed New Product

Marketing Strategy - Proposed New Product

     Our marketing strategy is to promote the image that our Imaging3 Technology is designed to be a complete and comprehensive medical diagnostic imaging solution.

Product and Service Differentiation

     We believe differentiating attributes of our Imaging3 Technology are:

o Real time medical diagnostic imaging that will produce high resolution images
o        Reasonably priced
o        Easy-to-install
o        Array of features
o        Reliability

Value Proposition We Want to Market for Our New Proposed Product

     Our value proposition is: Diagnostic imaging devices using our technology allow healthcare providers to easily produce 3D, real time, high resolution images at a reasonable cost.

Our Sales Strategy

     Concurrent with a marketing campaign, we intend to commence marketing our medical diagnostic imaging devices in the U.S. We may begin International sales after achieving initial penetration in the U.S. domestic marketplace.

Timing of Marketing Efforts

        We intend to attempt to achieve FDA approval within nine months, and we intend to commence a marketing campaign immediately upon approval.

        U.S. Sales:  We hope to commence marketing in 6-9 months.

        International Sales:  We hope to commence marketing in 12-16 months.

Sales Margin Structure

     Our management believes the majority of our sales will be derived from direct sales to customers, with the balance of sales derived from dealers and manufacturer's representatives. As a result, our sales margin structure must be attractive to these independent organizations.

o       Direct Sales - Full suggested list price
o       Dealers - 30% off suggested list price
o       Manufacturer's Representatives - 10% commission

Target Market Segment

     Our management has identified general medical and surgical hospitals in the U.S. as our primary target market segment for Imaging3 Technology.

Distribution Channels

     We plan to sell our Imaging3 medical diagnostic imaging devices through several channels of distribution, including:

Direct Sales to End Users

     Our policy is to sell directly to end-users whenever possible. We expect direct sales will occur most often with larger customers.

Dealers and Manufacturer's Representatives


     We have working relationships with a number of independent manufacturers' representative organizations that help distribute the Company's current services. The Company expects to work with these organizations to help distribute diagnostic medical imaging devices built with our Technology. These organizations have well-established relationships with mid-size to large size customers.


Executive Sales

     Because many of our potential customers will tend to be through senior healthcare managers, it is important that our president and senior managers present our products to our customers and our management be actively involved in marketing activities.

Field Sales Force

     The majority of our selling efforts to large accounts will be handled internally through our field sales force which we must yet develop. Imaging3 has chosen to use a direct sales force because its large accounts require considerable customer education and post-sales support -- directly from us. Our product price points, pricing structure, and potential margin of profit are such that its cost of sales warrants a "person-to-person" selling strategy.

Dealers and Manufacturers' Representatives

     We can supplement our field sales force by entering into agreements with dealers and manufacturers' representatives. Because dealers and manufacturers' representatives carry several product/service lines that are compatible with the Company's products and services, we plan to select dealers and manufacturers representatives carrying complementary and compatible products and services, as well as dealers and manufacturers' representatives that sell dissimilar products and services yet ones that are appropriate to their customers. We currently have no contracts for sales efforts since the proposed product is not ready for market. We have yet set no commission structure to such dealers or manufacturers representatives.

                             Administrative Offices


     The Company currently maintains an office at 3200 W. Valhalla Drive, Burbank, CA 91505. This facility contains 10,800 square feet of space, and the Company currently pays rent at a rate of $.65 per square foot, gross. We have approximately 6,000 square feet of manufacturing space in our rebuilt building which we lease from our president, Dean Janes.


                                    Employees

     We currently employ 9 full-time individuals, all of whom are working at the Company's offices at 3200 Valhalla Drive, Burbank, California. Of those 9 full-time employees, 5 are employed in administrative, marketing, and sales positions, and the remaining 4 are technical employees employed in research, development, and technical product maintenance positions. We project that during the next 12 months, our workforce is likely to increase to 21, with 6 of the new positions being in the administrative, marketing, and sales areas and the remaining 6 of the new positions being in research, development, and production positions.

     To support our need for technical staffing, we have established relationships with technical staffing organizations that continuously offer highly qualified personnel to meet our needs, both locally and from out of the area.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

     (a) Our common stock is not traded in any venue. We intend to apply for trading approval on the OTCBB through an NASD broker-dealer concurrent with the filing of this registration statement.

     Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock," which classification places significant restrictions upon broker-dealers desiring to make a market in these securities. The existence of market quotations should not be considered evidence of the "established public trading market."

     (b) Shareholders. As of September 14, 2004, we had 167 shareholders of record.

     (c) Dividends. We haven't ever paid any dividends and do not foresee paying dividends in the next five year.

MARKET RISK

     We do not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

FUTURE TRENDS

     We cannot assure that any profit on revenues can occur in the future from our business, because we may have to continue, through our business, to heavily advertise and promote our services and develop additional value-added services in order to preserve or increase our market share. In spite of taking measures to control expenses, operating losses may continue. If we acquire additional capital, for example through investors in private placements, we may decide to expand our business more rapidly.

     We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since 2002 but failed to keep up our filings and filed a Form 15 Termination of our filing status under 12(g) concurrent with the filing of this Registration Statement. Due to this failure to file current reports when due, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements. In addition, if we were to seek an exchange listing, this factor would be viewed negatively in the listing process. Our failure to maintain current reports may also be indicative of the inability of Company to meet the Reporting requirements of the Exchange Act in the future.


LEGAL PROCEEDINGS

     We, in the normal course of business, may be engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business.

     On February 28, 2002, we initiated legal proceedings in the Los Angeles Superior Court against its construction contractor, Tower Engineering [Imaging Services, Inc. and Dean Janes v. Tower Engineering, Los Angeles Superior Court case number EC033979]. We filed because we are a tenant under a lease and entitled to damages. In connection with that action, Tower Engineering filed a cross-complaint against we, seeking payment of allegedly outstanding invoices related to the same construction. We has answered the cross-complaint, denying its allegations, and the litigation is in the discovery phase, with no trial date scheduled. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers for the parties. These construction-related cases are Hayat Painting and Wallcovering, Inc. v. Imaging Services, Inc. and Tower Engineering; Los Angeles Superior Court Case Number 02CC03321, filed April 8, 2002, and Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597. These cases may be deemed related or consolidated with the primary Imaging vs. Tower action. Since this action was initiated by us, we believe the result of this litigation shall have no material effect on the company if it were to proceed to trial and/or ruled in favor of the us, since the damages sought by us far exceed any counter claims to date. The amount in damages being sought by the Company are estimated to be between $2 million to $20 million, with Tower seeking less than $70 thousand. A trial date was set for Tower Engineering for June 2004, but at the time of filing the SB2 the trial date was delayed by the court. To this date no new trial date has been set.

     The building is owned by Dean Janes and insured, however the contents of the building was owned by us, and we are seeking damages for the difference in value of the contents and the amount paid by the insurance company for these contents as well as business interruption damages. Mr. Janes is seeking the difference of the building value and damages for poor workmanship.

     In April 2002, the Company initiated litigation against a former employee, Mr. Dan Asbill, (Imaging3, Inc. v. Asbill) and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action was pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which were defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the Court's decision, we were required to pay an amount of $26,443, which has been recorded as a liability in the financial statements. We decided to appeal the decision in a superior court.

     We also have certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. We disputed the amounts claimed in these collection actions and defending each of these actions in the jurisdictions in which they were filed. Out of these litigations, five have been finalized against us, and the resultant amounts have been included in accounts payable relating to five vendors totaling $93,300 in 2002. We paid a total of $72,000 in 2003 and $15,000 during the period ended June 30, 2004. We believe, based on our review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigation will not have a material adverse effect on our financial position or results of operations, except that the Veterinary Management Services, Inc. judgment may be a material impediment to our ongoing operations and future capital raising.

     We are a defendant in a lawsuit in Colorado in Jefferson County District Court (Veterinary Management Services, Inc. v. Imaging Services, Inc.) in which we suffered a $386,000 (approximately) default judgment, because we failed to appear and defend at a trial. We have not resolved this judgment as of date hereof, and it could materially impair our ability to continue in business. The Plaintiffs' claimed damages due to defective products replacement costs, lease payments, and lost income and attorneys fees.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     We have not submitted matters to security holders in the past year.


                                 CAPITALIZATION


                                                       Amount of shares
                                                        outstanding as
                                                           of June
                                                           30, 2004
                                                        ---------------
STOCKHOLDER'S   DEFICIT
Common  Stock, no par value,
500,000,000 shares authorized (1)                       163,630,800*

Paid in Capital 163,630,800* shares outstanding           1,817,645

Accumulated deficit                                      (2,919,718)

TOTAL SHAREHOLDER'S EQUITY                               (1,102,073)

*168,840,000 as of September 24, 2004

(1) Does not include up to 16,000,000 shares reserved for issuance pursuant to an Incentive Stock Option Plan. See "Management: Stock Option Plans."


                                 USE OF PROCEEDS


     We will not receive any of the proceeds of the sale of 70,440,000 shares by selling shareholders.



                        DIRECTORS AND EXECUTIVE OFFICERS
                      AND SIGNIFICANT MEMBERS OF MANAGEMENT
----------------------------------------------------------------------------

     (a) The following table furnishes the information concerning our directors and officers as of the date of this report. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

Name                            Position Held              Tenure
---------------------------------------------------------------------------

Dean Janes                      Chairman and CEO           Annual since 1993

Christopher Sohn                Director, President & COO  Annual since 2000

Xavier Aguilera                 Secretary/Treasurer        Annual since 1999
                                Senior Vice President &
                                CFO

Michele Janes                   Vice President-            Annual since 1993
                                Administration


     The following table sets forth the portion of their time the directors devote to our Company:

         Dean Janes                 100%             Christopher Sohn   100%
         Xavier Aguilera            100%             Michele Janes        5%

     The term of office for each director is one (1) year, or until his/her successor is elected at our Company annual meeting and is qualified. The term of office for each of the officers is at the pleasure of the Board of Directors.

   (b) Identification of Certain Significant Employees.

     Our success depends on the performance of our officers and key employees. They are Dean Janes, Christopher Sohn, Xavier Aguilera, and Michele Janes. Members of our management team have worked together for four years. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. Please see "Management."

   (c) Family Relationships. Dean Janes and Michele Janes are husband and wife.

   (d) Business Experience.

     The following is a brief account of the business experience during the past five years of each of our directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

     Dean Janes. Mr. Janes, age 39, is the Chairman and Chief Executive Officer of the Company. Mr. Janes founded Imaging Services, Inc. in October of 1993 which changed its name to Imaging3, Inc in 2002. Mr. Janes was the President and CEO of Imaging Services, Inc. from 1993 to 2001, his responsibilities included business development and overseeing operations, sales and marketing, operations and finance. In 2001 Mr. Janes brought Mr. Sohn on as President and COO with Mr. Janes taking the position of Chairman and CEO, his duties remain the same with exception of directly overseeing operations and finance. Prior to working for Imaging Services, Inc., now Imaging3, Inc, Mr. Janes worked for COHR, Center for Health Resources, from 1992 to 1993 as a Senior Field Service Engineer, his job responsibilities included, technical support for junior engineers and business development of service contracts and revenues for all makes of medical imaging equipment. From 1991 to 1992, Mr. Janes worked for Toshiba American Medical Corporation, his job title was National Technical Support Engineer, his primary responsibilities were to assist Service Engineers throughout the U.S. with problems and design errors with Cath Labs and Angio Suites, being a conduit to Japan and the Service Engineers in the U.S. From 1990 to 1991 Mr. Janes worked for OEC Medical Systems, Inc as a Senior Field Service Engineer, his responsibilities were to maintain, repair and install c-arms and Urology systems in the Southern California area. From 1988 to 1990 Mr. Janes worked for Kaiser Medical Physics as an in-house X-ray Service Engineer for Kaiser Harbor City Hospital, his responsibilities were to maintain and repair medical imaging equipment within the hospital and three outlying clinics. Mr. Janes also served in the U.S. Army Reserves as a Biomedical engineer, his service was from 1983 to 1991, with a tour in the first Gulf War from December of 1990 to April of 1991. He majored in Bio-Medical Electronic Engineering at the University of Colorado Technical Institute (1984-1988). Mr. Janes is the principal inventor of Imaging3 real-time 3D medical diagnostic imaging technology. Mr. Janes is a member of MENSA.

     Christopher Sohn. Mr. Sohn, age 45, is the President and Chief Operating Officer of the Company since 2001. As a COO for Imaging3, Mr. Sohns responsibilities include developing international sales, marketing and resourcing network, organizing and strategizing with manufacturing companies and researching new sources of products from developing countries for import into the U.S., overseeing of business operations and human resources. Prior to working for Imaging Services, Inc. now Imaging3, Inc., Mr. Sohn was President and CEO of DMI, Inc. from 1994 to 2000, As a Chief Executive Officer for an international trading company of diagnostic medical imaging system, Mr. Sohn's main responsibility was to develop business relationships and dealer networks in Central and South American markets, connecting this with the needs of Asian medical equipment manufactures as well as manufactures in the U.S. and North America. Mr. Sohn has also organized and participated in more than a dozen medical exhibitions during this period including the Hospitalar (Brazil 1995-2000), and RSNA during the same period. From 2000 to 2001 Mr. Sohn was CEO for ISOL America, Inc., his responsibilities included starting up an overseas headquarters for the parent company ISOL Korea in the U.S. as well as setting up a distribution and dealer network in the U.S., Central and South America for ISOL's products, which included MRI, Magnetic Resonance Imaging and Bone Desitometry Systems. Mr. Sohn also assisted in the companies efforts to achieve FDA and UL approval of their products as well as researching manufacturing partners for the assembly and manufacture of ISOL products within the U.S.. Mr. Sohn majored in Biochemistry and Computer Science at the University of California at Los Angeles (1978-1982).

     Xavier Aguilera. Mr. Aguilera, age 56, is the Senior Vice President/Chief Financial Officer of the Company since 1999. Mr. Aguilera's responsibilities include managing the companies finances, accounting, taxes, credit facilities and interfacing and developing new relationships with banks and other financial institutions. Prior to working for the Company Mr. Aguilera was self employed as a consultant for Xavier Aguilera & Associates from 1997 to 1999, His responsibilities were to manage and open primary healthcare facilities throughout Southern California. He provided property management, estate planning, credit facility and Import/Export consulting for several businesses in Southern California. From 1995 to 1997 Mr. Aguilera was the Chief Administrative Officer for East Los Angeles Doctors Hospital, his responsibilities were to manage administrative personnel within the hospital, manage public relations, business development and JCAHO compliance. From 1992 to 1995, Mr. Aguilera was the Chief Executive Officer for El Centro Human Services Corporation, his responsibilities were to develop and implement a community based mental health facility consisting of eight satellite centers, he managed a $9.4 million budget and a full time staff of 240 employees. From 1990 to 1992, Mr. Aguilera was a Deputy Director/Administrator for Northeast Community Clinic, his responsibilites were to implement and administer the clinics health programs and oversee operations. From 1988 to 1990, Mr. Aguilera was self employed as a consultant for finance, management and international finance, he provided these services to banks as well as businesses throughout Southern California. From 1987 to 1988, Mr. Aguilera was Vice President of International Banking Marketing for California Commerce Bank, his responsibilities were to manage and administer a $14 million portfolio, develop new business in the Southern California with Hispanic Businesses and develop business relationships with Northern Mexico businesses and banks. From 1981 to 1987, Mr. Aguilera was an Assistant General Manager/Deputy Director for Banco Nacional de Mexico, (BANAMEX), his was responsible for $60 million in new deposits as well as new business development and management of commercial and personal lending departments. He holds a Bachelors degree in Business from California State University at Northridge
(1983) and a Certificate of Medical Management from the University of California at Los Angeles (1995).

     Michele Janes. Mrs. Janes, age 38, is the Vice President-Administration of the Company since 1993. From 1988 to 1993, Mrs. Janes was Manager of Remedy Temps Brentwood office, her responsibilities were to manage office staff, local advertising campaigns, business development and client relations. From 1986 to 1988, Mrs. Janes managed the executive secretarial pool for Arthur Young, her responsibilities were to manage approximately 50 employees. From 1982 to 1985, Mrs. Janes worked for Fortune Promo Seven as a marketing account representative, her responsibilities were to develop advertisement and marketing campaigns for, European, Middle Eastern and U.S. Companies in the Middle East. Mrs. Janes holds a Bachelors degree in Marketing from Bennett College of London (1985).

  (e) Committees of the Board of Directors

     The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

     Compensation Committee. Our Company established a Compensation Committee on August 31, 2003, which consists of two directors, Dean Janes and Christopher Sohn. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of our officers and directors.

     Audit Committee. On August 31, 2003, the Board of Directors established an Audit Committee, which consists of two directors, Xavier Aguilera and Michele Janes. The Audit Committee will be charged with recommending the engagement of independent accountants to audit Company financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our Company management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

   (f) Resolution of conflicts of interest

     As mentioned earlier, some of our officers and directors will not devote 100% of their time to the affairs of our Company. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflict may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to our Company.

     There is no procedure in place which would allow our officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

     We know of no apparent conflict with any other competing business or venture in which any employee officer or director may be involved.

EXECUTIVE COMPENSATION
-----------------------------

(a)  Officers' Compensation.

     We paid compensation for all services provided up to December 31, 2003(1) to each of the executive officers and (2) to all officers as a group as follows.

                             SUMMARY COMPENSATION TABLE OF EXECUTIVES
                        Cash Compensation             Security Grants
-------------------------------------------------------------------------------------------------------------
Name and      Year  Salary  Bonus Annual      Restricted Securities   Long Term           LTIP      All Other
Principal                         Compensation Stock     Underlying   Compensation/       Payments  Compensation
Position                          /Other($)    Awards    Options/     Options
                                                         SARs(#)
                                                         (SHARES)
-------------------------------------------------------------------------------------------------------------

Dean Janes,
CEO, Chairman 2003  144,000   0           0     0         0                0              0              0
              2002  144,000   0           0     0         0                0              0              137,208,85
              2001  100,000   0           0     0         0                0              0              0
              2000  100,000   0           0     0         0                0              0              0
              1999  100,000   0           0     0         0                0              0              0

-------------------------------------------------------------------------------------------------------------
Christopher   2003  110,000   0           0     0         0                0              0              0
Sohn,         2002  110,000   0           0     0         0                0              0              0
President &   2001  110,000   0           0     0         0                0              0              0
COO           2000  110,000   0           0     0         0                0              0              0
-------------------------------------------------------------------------------------------------------------
Xavier        2003  95,000    0           0     0         0                0              0              0
Aguilera,     2002  95,000    0           0     0         0                0              0              0
Secretary/    2001  95,000    0           0     0         0                0              0              0
Treasurer,    2000  95,000    0           0     0         0                0              0              0
Executive     1999  95,000    0           0     0         0                0              0              0
Vice President,
& CEO
-------------------------------------------------------------------------------------------------------------
Michele       2003  35,000    0           0     0         0                0              0              0
Janes,        2002  35,000    0           0     0         0                0              0              0
Vice Presi-   2001  35,000    0           0     0         0                0              0              0
dent - Admin- 2000  35,000    0           0     0         0                0              0              0
istration     1999  35,000    0           0     0         0                0              0              0
-------------------------------------------------------------------------------------------------------------
Officers as   2003  340,000   0           0     0         0                0              0              0
A Group       2002  340,000   0           0     0         0                0              0              0
              2001  340,000   0           0     0         0                0              0              0
              2000  340,000   0           0     0         0                0              0              0
              1999  230,000   0           0     0         0                0              0              0
===============================================================================================================

     We have made no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).


     All officers serve at will without employment contracts except that Dean Janes is employed under a Consulting Agreement under which the Company pays Mr. Janes $12,000 per month until either party terminates the Agreement.

(b)  Directors' Compensation

     Directors who are also officers of our Company receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We have granted options to directors under its Stock Incentive Plan subsequently adopted.

                     SUMMARY COMPENSATION TABLE OF DIRECTORS

                        Cash Compensation               Security Grants

--------------------------------------------------------------------------------------------------------------
Name and       Year    Annual   Meeting  Consulting Number       Securities          LTIP      All Other
Principal              retainer Fees ($) Fees/Other   of         Underlying          Payments  Compensation
Position               Fees ($)          Fees($)    Shares (#)   Options/SARs(#)
                                                                        (SHARES)

--------------------------------------------------------------------------------------------------------------
Dean Janes,    2003    0          0        0           0           0                 0              0
Director       2002    0          0        0           0           0                 0              0
               2001    0          0        0           0           0                 0              0
               2000    0          0        0           0           0                 0              0
               1999    0          0        0           0           0                 0              0
--------------------------------------------------------------------------------------------------------------
Christopher    2003    0          0        0           0           0                 0              0
Sohn,          2002    0          0        0           0           0                 0              0
Director       2001    0          0        0           0           0                 0              0
               2000    0          0        0           0           0                 0              0
--------------------------------------------------------------------------------------------------------------
Xavier         2003    0          0        0           0           0                 0              0
Aguilera,      2002    0          0        0           0           0                 0              0
Director       2001    0          0        0           0           0                 0              0
               2000    0          0        0           0           0                 0              0
               1999    0          0        0           0           0                 0              0
--------------------------------------------------------------------------------------------------------------
Michele Janes, 2003    0          0        0           0           0                 0              0
Director       2002    0          0        0           0           0                 0              0
               2001    0          0        0           0           0                 0              0
               2000    0          0        0           0           0                 0              0
               1999    0          0        0           0           0                 0              0
--------------------------------------------------------------------------------------------------------------

     We have made been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

     Termination of Employment and Change of Control Arrangements:

     None.

     Stock purchase options:

     None


     We have a Stock Option Plan for employees administered by the Board as the compensation committee and have reserved 16,000,000 shares for use therein. No options have been priced, or awarded to anyone to date, and the terms of price, exercise date and award conditions have not been determined.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
---------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of the its equity securities, to file reports of ownership and changes in ownership of our Company equity securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish to our Company with copies of all Section 16(a) that they file.


     (a) Beneficial owners of five percent (5%) or greater, of our common stock:
The following sets forth information with respect to ownership by holders who are not officers or directors of more than five percent (5%) of its common stock known by our Company based upon 168,840,000 shares outstanding at September 24, 2004.


Title of        Name and Address                           Amount of                 Percent of
Class           of Beneficial Owner                        Beneficial Interest       Class

----------------------------------------------------------------------------------------------
None




     (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group at September 24, 2004.

Title of        Name and Address                            Amount of                 Percent of
Class           of Beneficial Owner                         Beneficial Interest       Class

----------------------------------------------------------------------------------------------
Common          Dean Janes (1)                              69,000,000                 40.87%
Stock           (includes shares owned by wife,
                Michele Janes)
                c/o Imaging 3, Inc.
                3200 W. Valhalla Drive
                Burbank, CA  91505

Common          Christopher Sohn (2)                        23,000,000                 13.62%
Stock           c/o Imaging 3, Inc.
                3200 W. Valhalla Drive
                Burbank, CA  91505

Common          Xavier Aguilera (3)                            400,000                   .24%
Stock           c/o Imaging 3, Inc.
                3200 W. Valhalla Drive
                Burbank, CA  91505

Total for officers and directors
as a group (3 persons)                                      92,400,000                 56.88%

(1)  Dean Janes is Chairman and Chief Executive officer of the Company.

(2)  Christopher Sohn is a Director and Chief Operating Officer of the Company.

(3) Xavier Aguilera is Secretary/Treasurer, Director, Senior Vice President, and Chief Financial Officer of the Company.

Each principal shareholder has sole investment power and sole voting power over the shares except when husband and wife share it.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            --------------------------------------------------------

     Mr. Janes our president, a director, and principal shareholder, is also the owner of the principal building facility that we currently occupy and lease for 10,000 square feet. We rent this facility at $7,000 per month on a 25 year lease. We have paid $168,000 to Mr. Janes for such lease in the past two years.

     Dean Janes and Michele Janes are husband and wife.

     Mr. Janes owes the Company $143,752.88 for advances for litigation expenses and other matters over the last year.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     Kabani & Company, Inc. completed the audit of the balance sheets as of December 31, 2002, and 2003 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002, and 2003. In connection with these audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former Accountant, would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Our Articles of Incorporation as amended authorize the issuance of 500,000,000 shares of common stock at no par value. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of common stock are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably the net assets of us available to stockholders after distribution is made to the creditors. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

     Through December 31, 2002, the Company sold 200,000 shares of its common stock under this offering. The Company recorded a net amount of $25,000 in the equity for sale of these shares. This offering was to terminate on the earlier of (i) the date all Shares are sold or (ii) May 31, 2003, unless extended by the Company. The Company terminated the offering on October 31, 2003.

     In late 2003, the Company needed to raise more capital, and, in order to do so, it determined that it could not do so at a price comparable to its prior private placement at $1.00 per share. In order to treat prior investors fairly and not dilute them excessively in the new capital placement, the Company adjusted their share holding by issuing new shares to such prior investors as if they had purchased at the same price as the proposed new offering. The Company issued 4 shares for every share held by these shareholders. As a result, a total of 800,000 shares of common stock were additionally issued to these shareholders. These shares were issued to compensate the shareholders for the subsequent issue of shares to others at a lower price.


     There was no written agreement with any shareholder to adjust shares or issue any new shares in the event of a future dilutive issuance. The twenty-eight investors benefiting by this issuance are those who had purchased in 2002 to October 2003. The Company does not intend to adjust any share holdings in the future in the event of future dilutive issuances. New investors purchasing after November 1, 2003 were those who purchased a total of shares at a price of $.025 per share.

                             REPORT TO STOCKHOLDERS


     We shall make available annual reports to a stockholders containing audited financial statements reported upon by our independent auditors. We intend to release unaudited quarterly and other interim reports to our stockholders as is required by Section 15(d) of the Securities & Exchange Act of 1934.


                          TRANSFER AGENT AND REGISTRAR

     We have engaged Mountain Share Transfer, 1625 Abilene Drive, Broomfield, Colorado 80020, as our transfer agent.


                        LIMITATIONS ON DIRECTOR LIABILITY

Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by California law. We have also entered into agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

     Our Board of Directors may alter, amend or repeal our Bylaws by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by our shareholders. Our shareholders may also adopt, repeal, or amend, our Bylaws by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.


                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective non-sale pledgees, non-sale donees, non-sale assignees and other non-sale successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o     short sales;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective non-sale pledgees, non-sale donees, non-sale transferees or other non-sale successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

     No  selling   shareholder  is  a   broker-dealer   or  an  affiliate  of  a
broker-dealer.

                              SELLING STOCKHOLDERS

     Our Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford our holders of shares of common stock being registered, the opportunity to sell the shares of common stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

     We are registering outstanding shares of common stock owned by selling shareholders under the Securities Act. The registration fee related to the registration of these shares is being paid by us. The selling shareholders will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The selling security holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the selling security holders or as a result of private negotiations between buyer and seller. A predetermined share price has been arbitrarily set at $.05 until OTCBB listing has been approved at which time prices may be determined by market conditions and willing buyers and sellers. This price has no relation to value, market price, price/earnings ratios, or any other qualitative factor. We will not be assisting the selling security holders in selling their shares. We intend to deliver to the selling security holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of the shares now held by selling shareholders.


     All of our selling security holders are listed below. We are registering the specified shares owned by each selling security holder (concurrent with the effectiveness of the Registration Statement). If all of the selling security holders are successful in offering all of their shares currently owned, they will own no shares.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                                        Percentage      Beneficial Ownership      Beneficial Ownership
NAME & ADDRESS                                                          Prior to Offering         After Offering
                                                                        (Shares)                  (Shares)                Percentage
------------------------------------------------------------------------------------------------------------------------------------
Abram Fuks
Los Angeles, CA 90049                                         >1%           200,000               0                        0

Amy L. Frazer
Concord, CA 94521                                             >1%           240,000               0                        0

Andrew D. Berk
1029 Park Ave, South Pasadena, CA 91030                       >1%           200,000               0                        0

Andrew & Paula Heggie
5 View Street, Woolwich, Sydney NSW, AUS 2110                 >1%         1,200,000               0                        0

Arthur E. Altounian
13000 Hartsook Street, Sherman Oaks, CA 91423                 >1%           200,000               0                        0

Basil "Buzz" Wolfe
32205 Sage Road, Hemet, CA 92544                              >1%            40,000               0                        0

Boo Za Cho
16429 Westbrook Lane, Cerritos, CA 90703                      1%          1,725,000               0                        0

Branko & Maria Barbic
6334 Riverton Ave, North Hollywood, CA 91606                  >1%           200,000               0                        0
                                                                            500,000

Brett Cohen
220 S. Clark Drive, Beverly Hills, CA 90211                   >1%           200,000               0                        0

Brian & Caroline Battaglia
9271 Dewey Drive, Garden Grove, CA 92841                      >1%           500,000               0                        0
                                                                            500,000

Brian Tashjian
10224 Falun Dr., Sun Valley, CA 91352                         >1%           200,000               0                        0

Brigid Niesel
1999 Fenton Street, Edgewater, CO 80214                       >1%           200,000               0                        0

Bruce Alden
939 E. Mountain Street, Glendale, CA 91207                    >1%           200,000               0                        0

Bruce H. Tashjian
2100 N. Rose Street, Burbank, CA 91505                        >1%           200,000               0                        0

Bryan G. Crane
3950 Via Dolce # 502, Marina Del Rey, CA 90292                >1%           200,000               0                        0

Carl G. & Audrey C. Johnson
502 Dahlia Drive, Brentwood, TN 37027                         >1%            40,000               0                        0

Subtotal                                                                  6,745,000

                                       49

Carol R. Warfield
2404 S. 3rd Street, Effingham, IL 62401                       >1%           206,000               0                        0

Carolyn Andrews & Richard Andrews
13918 Skysail St., Corpus Christi, TX 78418                   >1%           200,000               0                        0

Carrie Sherring
1384 Joan Ct., Concord, CA 94521                              >1%           100,000               0                        0

Charles R. Battaglia, M.D., Inc. Pro. Sh. Tru
65 N. Madison Ave, Suite 405, Pasadena, CA 91101              >1%         1,000,000               0                        0

Colin Everson
20485 Silver Horn Lane, Monument, CO 80132                    >1%           500,000               0                        0


Corporate Strategies, Inc. (Beneficially James Bartlett)
5662 Calle Real #115, Santa Barbara, CA 93117                 2.8%        4,700,000               0                        0


David & Kim Varner
6872 S. Forest Street, Centennial, CO 80122                   >1%           200,000               0                        0

Dane & Nancy Medley
7408 Windlawn Way, Parker, CO 80134                           >1%           720,000               0                        0

Daniel C. Tronson
1902 Via Justino, San Dimas, CA  91773                        >1%           280,000               0                        0

David Ashley Kraus & Jane Michelle Kraus
9901 Maupin Road, Brentwood, TN 37027                         >1%            40,000               0                        0

David A Zimmermann
1211 Sunset Plaza Drive, Los Angeles, CA 90069                >1%           100,000               0                        0

David D. Lee
33526 Drill Road, Agua Dulce, CA 91390                        >1%           200,000               0                        0

David S. Tronson
12473 Gladstone Ave. #G, Sylmar, CA  91342                    >1%           200,000               0                        0

Deborah C. Cole Van der Touw
P.O. Box 875, Nolensville, TN 37135                           >1%         1,200,000               0                        0

Declaration of Trust of Charles E. Tronson & Mary Jane Tronson
8536 Keokuk Ave., Canoga Park, CA  91306                      >1%           200 000               0                        0

Delaware Charter Trust, FBO Charlene Testa
848 North Avon Street, Burbank, CA 91505                      >1%         1,000,000               0                        0

Denise G. Hoffman
15642 Greenstone Circle, Parker, CO 80134                     >1%           120,000               0                        0

Subtotal                                                                 10,966,000


                                       50

Derek & Susan Johansen
2434 Ozone Court, Hermosa Beach, CA 90254                     >1%           200,000               0                        0

Derek Sanders
3010 W. Yorkshire Dr. Apt. 2147, Phoenix, AZ 85027            >1%           220,000               0                        0

Dewitt C. Bishop Jr.
15455 Glenoaks Blvd. #424, Sylmar, CA 91342                   >1%           100,000               0                        0

Donald Staub
12613 E. 2100th Rd., Marshall, IL 62441                       >1%           200,000               0                        0

Donna J. Altounian
6711 Forest Lawn Dr., Los Angeles, CA 90068                   >1%           120,000               0                        0

E. Xavier & Maria R. Aguilera
16827 Halsey St., Granada Hills, CA 91344                     >1%           400,000               0                        0

Eric R. Belusa
3088 Windmil Canyon Dr., Clayton, CA 94517                    >1%           400,000               0                        0

Erwin and Natasa de Wolff
Beblerjevtrg 14, 1000 Ljubljana, Slovenia                     >1%           640,000               0                        0

Ester Lee and Edward Bouryng
1145 Bellview Rd., McLean, VA 22102                           >1%         1,200,000               0                        0

Four Ts
801 S. Victory Blvd., Burbank, CA 91502                       >1%           200,000               0                        0

Frank Donatelli
4224 W. Verdugo Ave., Burbank, CA 91505                       >1%           100,000               0                        0

Fu Xin Lei
2655 Thorpe Ave., Los Angeles, CA 90065                       >1%           200,000               0                        0

Garabed Djiguerian
3402 Conata St., Duarte, CA 91010                             >1%           100,000               0                        0

Gary A. Friedman
17014 Cantlay St., Van Nuys, CA 91406                         >1%           200,000               0                        0


Subtotal                                                                  4,280,000

                                       51

Gary D. & S. Denise Imhoff
38918 FM 2979, Hempstead, TX 77445                            >1%            40,000               0                        0

Gary G. Warren & Nancy A. Warren TTEE
27744 N. Ron Ridge Dr., Saugus, CA 91350                      >1%           200,000               0                        0

Gary Stephenson
7504 Trask Ave., Playa del Rey, CA 90293                      >1%           400,000               0                        0

Gene Ranney
15455 Glenoaks Blvd. #191, Sylmar, CA 91342                   >1%           100,000               0                        0

Gerald B. Wilcox
105 Calle Ventoso W., Santa Fe, NM 87506                      >1%           760,000               0                        0

Gerald E. Hazen
12612 SE 221st Pl., Kent, WA 98031                            >1%           260,000               0                        0

Glenn & Susan Martin
5819 Oakdale Ave., Woodland Hills, CA 91367                   >1%           200,000               0                        0

Glenn Ratzlaff
5246 St. George Rd., Westminster, CA 92683                    >1%           300,000               0                        0

Greg Hampson and Carol Hampson
1416 Nadeau Dr., Los Angeles, CA 90019                        >1%           600,000               0                        0

Gregory Tashjian
6229 Klump Ave., North Hollywood, CA 91606                    >1%           200,000               0                        0

Grigor & Leana Mkrtchyan
708 S. Sunset Cyn Dr., Burbank, CA 91501                      1.2%        2,000,000               0                        0

Gregory R. Kuhn & Debra J. Kuhn as TTE of Kuhn's Revocable
Trust
6046 Penfield Ave., Woodland Hills, CA 91367                  >1%           200,000               0                        0

Subtotal                                                                  5,260,000

                                       52

Harinder S. Dhillon
94 Sommer Ln., Goleta, CA 93117                               >1%           200,000               0                        0

Hector Monterosso
4012 Cobble Ct., Palmdale, CA 93551                           >1%           400,000               0                        0

Holly A. Killion
36 Glacier Pl., Livermore, CA 94551                           >1%           200,000               0                        0

Ike Balian
1533 N. Kingsley Dr., Los Angeles, CA 90027                   >1%           400,000               0                        0

James H. Dupont
7660 S. Derby Court, Tucson, AZ 85746                         >1%           200,000               0                        0

James Kirk Kahla
697 Cento Court, Twin Falls, ID 83301                         >1%           400,000               0                        0

James L. Bartlett, III
5662 Calle Real, #115, Santa Barbara, CA  93117               >1%         1,009,200               0                        0

James L. & Doris M. Innes
4667 Bluff Drive, South Brunswick, NC 28470                   >1%           500,000               0                        0

James Lee
14002 Avenida Espana, La Mirada, CA 90638                     1.4%        2,300,000               0                        0

James P. LaWare/Kimberly E. Conlin
1408 Larkwood, Austin, TX 78723                               >1%            40,000               0                        0

Jason Kabalin
1525 Trawler St., Discovery Bay, CA 94514                     >1%           360,000               0                        0

Jeannie M. Melancon
25738 SE 41st St., Issaquah, WA 98029                         >1%           200,000               0                        0

Jeffery K. Lee
2030 S. Saber Rd., Casper, WY 82604                           >1%           400,000               0                        0

John C. Gunderson
8650 Gulana Ave., #C-1068, Playa Del Rey, CA 90293            >1%           200,000               0                        0

John Pulliam
307 Freitas Ct., Danville, CA 94526                           >1%           300,000               0                        0

John Tronson
5112 Quakertown Ave., Woodland Hills, CA  91364               >1%           200,000               0                        0

Jonathan E. Boatwright
1416 Clairmonte Cr., Franklin, TN 37064                       >1%            40,000               0                        0

Subtotal                                                                  7,349,200


                                       53

Jonathan Lei
278 Ellwood Beach Dr., #20, Goleta, CA 93117                  >1%           400,000               0                        0

Josh & Michelle Holm
3439 Grasswood Dr., El Sobrante, CA 94803                     >1%            40,000               0                        0

Julie Anne O'Rear
469 Deseo Ave., Camarillo, CA 93010                           2.4%        4,000,000               0                        0

Kari Negri
10160 Toluca Lake, Toluca Lake, CA 91602                      >1%           200,000               0                        0

Karl Adler
20828 Shine Dr., Saugus, CA 91350                             >1%           200,000               0                        0

Kathryn Janes & Wendy L. Whitaker
P.O. Box 470, 23 Woodland Ave., Kingston, OH  45644           >1%           100,000               0                        0

Kevin O. & Brenda B. Schroeder
6852 Jardines Drive, Huntington Beach, CA 92647               >1%           200,000               0                        0

Kevin W. Murphy
515 San Fernando St., San Diego, CA 92106                     >1%           200,000               0                        0

Kristin M. Valenzuela
8536 Keokuk Ave., Winnetka, CA  91306                         >1%           200,000               0                        0

Kimberly A. Cochran
20161 Canyon View Dr., Canyon Country, CA 91351               >1%           200,000               0                        0

Larry Cogan
18854 Hatteras St., Unit 14, Tarzana, CA 91356                >1%           200,000               0                        0

Lauren & Nicholas Doko
30 Stratford, Irvine, CA 92620                                >1%           400,000               0                        0

Lawrence J. Brenner
1719 Ocean Front St., Apt. C, San Diego, CA 92107             >1%           200,000               0                        0

Leonard A. Feigenbaum, M.D.
3900 Westfall Dr., Encino, CA 91436                           >1%           800,000               0                        0

Subtotal                                                                  7,340,000

                                       54

Leonard J. & Lolita B. Altmayer TTEES
1241 Oakglen Ave., Arcadia, CA 91006                          >1%           200,000               0                        0

Lindsay Harding
224 Ilene Dr., Pleasant Hill, CA 94523                        >1%           200,000               0                        0

Lisa Cheek
1144 17th Street #11, Santa Monica, CA 90403                  >1%           200,000               0                        0

Luke Clauson
1235 Mills Street, Menlo Park, CA 94025                       >1%           300,000               0                        0

Marco Daniel Santos
933 North Naomi Street, Burbank, CA 91505                     >1%           400,000               0                        0

Margaret A. Giardini
15 Ranch Trail Ct., Orchard Park, NY 14127                    >1%           200,000               0                        0

Margreet Korpershoek
Recompensapark 28, Willemstad, Curacao                        >1%           400,000               0                        0

Mario Barbic
6334 Riverton Ave., North Hollywood, CA 91606                 >1%           500,000               0                        0

Mark Constestabile
3389 Somerset Trace, Marietta, GA  30067                      >1%           200,000               0                        0

Mark Evanoff
27363 Landon Place, Valencia, CA 91354                        >1%           200,000               0                        0

Mark V. Dziak
427 Canyon Vista Dr., Los Angeles, CA 90065                   >1%           400,000               0                        0

Mary E. Falso
4044 N. 151st Dr., Goodyear, AZ 85338                         >1%           200,000               0                        0

Matt Logan
3250 Parkvista Dr., La Crescenta, CA 91214                    >1%           200,000               0                        0

Max E. Rodriguez & Elizabeth Rodriguez
4156 Ocean Dr., Oxnard, CA 93035                              >1%           200,000               0                        0

Michael Allen Cochran
(Purchased in private sale from Frank Donatelli)
7444 Woodman Ave #116
Van Nuys, CA 91405                                            >1%           100,000               0                        0

Michael W. Nessen
2450 Bywood Drive, Glendale, CA 91206                         >1%           200,000               0                        0

Mitchell B. Cohen
11342 Weatherby Road, Rossmoor, CA 90720                      >1%           200,000               0                        0

Michele L. Cotta
6723 Corte Santa Maria, Pleasanton, CA 94566                  >1%            40,000               0                        0


Subtotal                                                                  4,340,000

                                       55

Mohammadali Vaghar
925 Alexandra Court, Oak Park, A  91377                       >1%           200,000               0                        0

Natalie Barizian
8611 Marklein Avenue, North Hills, CA 91343                   >1%           200,000               0                        0

Null Family Living Trust
1776 Roxbury Drive, Concord, CA 94519                         >1%           120,000               0                        0

Orebar Unit Trust
401 Church Road, Taigum, QLD                                  >1%         1,200,000               0                        0

Origin Industries Superannuation Fund
5 View Street, Woolwich, Sydney NSW, AUS                      >1%           600,000               0                        0

Patrick Coggins
5043 Roundup Rd., Norco, CA  92860                            >1%           400,000               0                        0

Paul R. Reeb III
2431 Willow Street, San Diego, CA 92106                       >1%         1,207,800               0                        0

Paul Skach
3233 Osage Street, #1D, Denver, CO 80211                      >1%           200,000               0                        0

Paul Hoen
235 S. Ardmore Avenue, Los Angeles, CA 90004                  >1%           600,000               0                        0

Paul W. Ronan
4998 Olive Drive, Concord, CA 94521                           >1%           100,000               0                        0

Peter Chakos
16140 Moorpark Street, Encino, CA 91436                       >1%           200,000               0                        0

Phillip A. Conlin & Alice M. Conlin
108 E. Hawthorne, Effingham, IL 62401                         >1%           100,000               0                        0

Private Life, LLC
588 43rd Avenue, San Francisco, CA 94121                      >1%           800,000               0                        0

Rayann Congrove & Rebecca E-M Williams
492 Northwoods Dr., Chillicothe, OH  45601                    >1%         1,200,000               0                        0

R. Contestabile
4 Shire, Coto De Caza, CA  92679                              >1%           400,000               0                        0

R.M. Verhoff
Scherpenberg 8a, 7381 AH Klarenbeek, NL                       >1%           688,000               0                        0

Subtotal                                                                  8,215,800

                                       56

Richard & Anne Madden
4255 Madison Avenue, Culver City, CA 90232                    >1%           200,000               0                        0

Richard P. Chao & Grace A. Chao
2127 Rimcrest Drive, Glendale, CA 91207                       >1%           200,000               0                        0

Richard J. Klug
27415 146 Avenue SE, Kent, WA 98042                           >1%           320,000               0                        0

Richard P. Innes
1301 Saxony Lake Drive, Anitoch, TN 37013                     >1%           400,000               0                        0

Richard Pavese
6008 East Sage Drive, Scottsdale, AZ 85253                    >1%         1,000,000               0                        0

Richard Peters
1521 Via Arco, Palos Verdes Estates, CA 90274                 >1%           280,000               0                        0

Richard W. Mobley
2740 SW 342nd Street, Federal Way, WA 98023                   >1%           400,000               0                        0

Robert Cavalleri
6441 N. Tierra de las Catalinas, Tucson, AZ 85718             >1%           200,000               0                        0

Robert D. Bledsoe
221 Cedar Grove Drive, Byhalia, MS 38611                      >1%            80,000               0                        0

Robert D. King
3029 Denice Way, Cottonwood, CA 96022                         >1%           400,000               0                        0

Roger & Kim Marshall                                          >1%           200,000               0                        0
932 Vanguard Street, Lakeway, TX 78734

Ronald Belusa                                                 >1%           200,000               0                        0
210 Omira Drive, San Jose, CA 95123

Ross Anderson
445 Strathmore Lane, Apt. #115, Lafayette, CO 80026           >1%           200,000               0                        0


Subtotal                                                                  4,080,000

                                       57

Sam & Nancy Spear
4128 Mentone Avenue, Culver City, CA 90232                    >1%           200,000               0                        0

Sandra L. Workman and Mark D. Workman
328 Baronswood Drive, Nolensville, TN 37135                   >1%           200,000               0                        0

Scott Piwonka-Totten
6624 Allott Avenue, Valley Glen, CA 91401                     >1%           200,000               0                        0

Scott Steele
180 Putter Drive, Brentwood, CA 94513                         >1%           400,000               0                        0

Sean J. Ronan
2342 Charlotte Avenue, Concord, CA 94518                      >1%            44,000               0                        0

Serenity Now Investment Club
1322 S. Idalia Street, Aurora, CO 80017                       >1%           200,000               0                        0

Sharokina Arsenus
1342 N. Brighton, Burbank, CA 91506                           >1%           400,000               0                        0

SINEX Inc.
4361 Noeline Avenue, Encino, CA 91436                         >1%           600,000               0                        0

Steve Shakespeare
13233 Fiji Way, Unit H, Marina Del Rey, CA 90292              >1%           200,000               0                        0

Steve Timmerman
1551 Berkeley Street, Apt. F, Santa Monica, CA 90404          >1%           200,000               0                        0

Steven R. Nessen
1310 Bruce Avenue, Glendale, CA 91202                         >1%           200,000               0                        0

Steven Van der Touw
Rusanova 2a, 1000 Zagreb, Croatia                             >1%            40,000               0                        0

Sunshine Anesthesia Pension-Profit Trust
39510 Paseo Padre Parkway #350, Fremont, CA 94538             1.2%        2,000,000               0                        0

Terri R. Hartman
822 El Monte Street, Twin Falls, ID 83301                     >1%           200,000               0                        0

The Corporate Advocate
9045 Haven Avenue, Suite #109, Rancho Cucamonga, CA 91730     >1%            80,000               0                        0

Thomas Edward Blackburn
13133 Dewey Street, Los Angeles, CA 90066                     >1%           200,000               0                        0

Thor Eric Lee
264 Larcom Street, Thousand Oaks, CA  90066                   >1%           200,000               0                        0

Timothy F Garritty
725 9th Street, Hermosa Beach, CA 90254                       >1%           100,000               0                        0

Timothy Kaiser
1935 Midwick Drive, Altadena, CA 91001                        >1%           600,000               0                        0


Subtotal                                                                  6,264,000



                                       58

Travis & Paula Dyhrkopp
14916 E. Mountain View Ct., Scottsdale, AZ 85268              >1%           200,000               0                        0

Trust of Frances Bush-Ruggeri
215 N. Buena Vista Street, Burbank, CA 91507                  >1%           200,000               0                        0

TSB Energy, LLC.
1345 Greenwood Ave., Wilmette, IL  60091                      >1%         1,000,000               0                        0

Vernon Christopher Steele
5504 Marlin Court, Discovery Bay, CA 94515                    >1%           200,000               0                        0

Victoria Keller
2471 Trevino Way, Fairfield, CA 94534                         >1%           200,000               0                        0

W. Clauson & M. Schuchard Trustee's for Clauson Family
Trust...4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538                                             >1%         1,200,000               0                        0

Wendy Sue Jacobsen
26731 Schrey Place, Santa Clarita, CA 91351                   >1%           200,000               0                        0

Wilfried A.E. Pieters
Heestenweg 35G, B-222 Itegem, Belgium                         1.2%        2,000,000               0                        0

William H. Ayres, Jr.
12772 Winter Street, Moorpark, CA 93021                       >1%           400,000               0                        0

     Total Shares Subject to Registration                                70,440,000



                         DETERMINATION OF OFFERING PRICE

     There has been no market for the shares of our common stock. The offering price will be based upon the market price at the time of sale of shares now out-standing. There is no direct relation between any price and the assets, book value, shareholders' equity or net worth of our company.

                                  LEGAL MATTERS

     The law firm of Michael A. Littman, 7609 Ralston Road, Arvada, Colorado 80002, has acted as our counsel in connection with this Offering. Richard D. Farkas, attorney, has rendered an opinion for this Registration Statement under California laws that the shares are validly issued, fully paid, and nonassessable.


                                     EXPERTS

     Our financial statements as of December 31, 2002 and December 31, 2003 have been included in the Registration Statement in reliance upon the report of Kabani & Company, Inc., independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, and reference is made to such registration statement. This prospectus constitutes the prospectus of Imaging3, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     IN ADDITION, WE WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                      INDEX TO AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report                                    F-1

Balance Sheet                                                   F-2

Statements of Operation                                         F-3

Statements of Changes in Stockholders' Equity                   F-4

Statements of Cash Flows                                        F-5

Notes to Financial Statements                                   F-6 - F-17

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
Imaging3, Inc.

We have audited the accompanying balance sheet of Imaging3, Inc. (formerly, Imaging Services, Inc.), a California Corporation (the "Company") as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board ( United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imaging3, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2003 and 2002, the Company had incurred losses of $1,590,076 and $445,757, respectively. The Company has a shareholders deficit of $1,560,914 at December 31, 2003. These factors as discussed in Note 14 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 18, the financial statements for the year ended December 31, 2003 have been restated.



KABANI & COMPANY, INC.

/s/ Kabani & Company, Inc.
Fountain Valley, California
May 7, 2004


                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                                  BALANCE SHEET
                                DECEMBER 31, 2003
                                   (Restated)

                                     ASSETS
CURRENT ASSETS:
          Cash & cash equivalents                                                     $          8,874
          Accounts receivable, net                                                             103,858
          Inventory                                                                            636,480
          Prepaid expenses                                                                      24,627
          Due from officer                                                                      35,865
                                                                                        ---------------
                        Total current assets                                                   809,704

PROPERTY AND EQUIPMENT, net                                                                     66,136

OTHER ASSETS:
          Deposits                                                                              17,619
                                                                                        ---------------
                                                                                      $        893,459
                                                                                        ===============

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
          Accounts payable                                                            $      1,175,535
          Accrued expenses                                                                     500,624
          Equipment deposits                                                                   597,882
          Due to former shareholder                                                             40,000
          Notes payable-current                                                                 23,742
          Line of credit                                                                        14,447
                                                                                        ---------------
                        Total current liabilities                                            2,352,230

Notes payable - long term                                                                      102,142

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
          Common stock, no par value; authorized shares 500,000,000;
          issued and outstanding 119,212,800 shares                                            718,695
          Shares to be issued                                                                  180,700
          Accumulated deficit                                                               (2,460,309)
                        Total stockholders' deficit                                         (1,560,914)
                                                                                        ---------------
                                                                                      $        893,459
                                                                                        ===============

   The accompanying notes are an integral part of these financial statements.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                   (Restated)

                                                                                            2003                2002
                                                                                        ------------        ------------
Net revenue                                                                         $      1,302,685    $      1,951,059

Cost of revenue                                                                              715,659           1,171,643

Gross profit                                                                                 587,026             779,416

Operating expenses                                                                         1,763,340           1,325,656

Loss from Operations                                                                      (1,176,315)           (546,240)

Non-Operating Income (expense):
         Litigation                                                                         (364,470)                  -
         Other income                                                                          2,698               7,745
         Interest income                                                                       1,276               1,131
         Insurance claim on fire loss                                                              -             190,171
         Interest expense                                                                    (52,465)            (97,764)
                  Total non-operating income (expense)                                      (412,961)            101,283

Loss before income tax                                                                    (1,589,276)           (444,957)

Provision for income taxes                                                                       800                 800

Net loss                                                                            $     (1,590,076)   $       (445,757)

Basic and diluted weighted average shares outstanding                                    105,407,205          92,257,232

Basic and diluted net loss per share                                                $          (0.02)   $          (0.00)
                                                                                      ===============     ===============

   The accompanying notes are an integral part of these financial statements.


                                                 IMAGING3, INC.
                                       (FORMERLY, IMAGING SERVICES, INC.)
                                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                                   (Restated)

                                                            Common Stock                       Unamortized           Total
                                                        Number of               Shares to consulting Accumulated  stockholders'
                                                          shares      Amount    be issued   cost      deficit       deficit
                                                        -----------  ---------  --------- ---------- -----------  ------------

Balance, December 31, 2001                              92,000,000 $   51,000 $   37,500          -    (424,476) $   (335,976)

Shares issued for cash received in the prior year          345,000     37,500    (37,500)         -           -             -

Shares issued for cash received                            660,000     75,000          -          -           -        75,000

Shares issued for consulting services                    6,400,000    100,000          -    (50,000)          -        50,000

Net loss for the year ended December 31, 2001                    -          -          -          -    (445,757)     (445,757)
                                                        -----------  ---------  --------- ---------- -----------  ------------
Balance, December 31, 2002                              99,405,000    263,500          -    (50,000)   (870,233)     (656,733)

Shares issued for cash received                         16,180,000    364,500          -          -           -       364,500

Shares issued for purchase of inventory                    620,000     15,500          -          -           -        15,500

Shares issued for services                               3,007,800     75,195          -          -           -        75,195

Subscription received for shares to be issued,
    common stock of 7,688,000 shares                             -          -    180,700          -           -       180,700

Amortization of deferred consulting costs                        -          -          -     50,000           -        50,000

Net loss for the year ended December 31,2003                     -          -          -          -  (1,590,076)   (1,590,076)
                                                        -----------  ---------  --------- ---------- -----------  ------------
Balance, December 31, 2003                              119,212,800 $ 718,695 $  180,700          -  (2,460,309) $ (1,560,914)
                                                        ===========  =========  ========= ========== ===========  ============

                   The accompanying notes are an integral part of these financial statements


                                         IMAGING3, INC.
                               (FORMERLY, IMAGING SERVICES, INC.)
                                    STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                           (Restated)

                                                                                  2003               2002
                                                                              --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                           $    (1,590,076)   $      (445,757)
         Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
                   Depreciation and amortization                                     13,227             34,474
                   Amortization of deferred cost                                     50,000                  -
                   Shares issued for services                                        75,195             50,000
                   (Increase) / decrease in current assets:
                            Accounts receivable                                      19,692            328,476
                            Inventory                                               100,498            750,147
                            Prepaid expenses                                         30,484            (23,381)
                            Due from officer                                       (611,486)           107,091
                            Deposits                                                  2,737            (13,879)
                            Other receivables                                         6,500             12,500
                   Increase / (decrease) in current liabilities:
                            Accounts payable                                        280,123           (137,015)
                            Accrued expenses                                        491,475              2,272
                            Equipment deposits                                       62,507             88,956
                                                                              --------------     --------------
         Net cash provided by (used in) operating activities                     (1,069,124)           753,884
                                                                              --------------     --------------
CASH FLOWS FROM INVESTING ACTIVITIES
                   Cash received from insurance on fire loss                              -             52,361
                   Acquisition of property & equipment                                    -            (95,274)
                                                                              --------------     --------------
         Net cash used in investing activities                                            -            (42,913)
                                                                              --------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
                   Payments on notes and loans                                     (316,013)          (803,482)
                   Proceeds on loan from officer                                    575,621                  -
                   Payment on loan due to former shareholder                              -            (10,000)
                   Payments of line of credit                                      (343,514)                 -
                   Proceeds from issuance of stock                                  364,500             75,000
                   Proceeds from shares to be issued                                180,700                  -
                   Proceeds from line of credit                                     295,923             62,038
                                                                              --------------     --------------
         Net cash provided by (used in) financing activities                        757,217           (676,444)
                                                                              --------------     --------------
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                 (311,907)            34,527

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                          320,781            286,254
                                                                              --------------     --------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                     $         8,874    $       320,781
                                                                              ==============     ==============

           The accompanying notes are an integral part of these financial statements.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (formerly, Imaging Services, Inc.) (the "Company") is a California corporation, incorporated on October 29, 1993. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002.

The Company's primary business is production and sale of medical equipment, parts and services to hospitals, surgery centers, research labs, physician offices and veterinarians. Equipment sales include new c-arms, c-arms tables, remanufactured c-arms, used c-arm and surgical tables. Part sales comprise of new or renewed replacement parts for c-arms.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable

The Company's customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Inventories

Inventories, comprising of finished goods and parts are stated at the lower of cost (first-in, first-out method) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Due from officer

At December 31, 2003, the Company had a balance due from the Chief Executive Officer of the Company amounting to $35,865 for the payments made by the Company towards his personal expenditures. The amount is due on demand, unsecured. Interest is payable at 6% per annum. The interest for the years ended December 31, 2003 and 2002 were $ 1,276 and $1,131.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expenses as incurred and additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of three to eight years.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

Equipment deposits

Equipment deposits represent amounts received from customers against future sales of goods since the Company recognizes revenue upon shipment of goods.

These deposits are applied to the invoices when the equipment is shipped to the customers. The balance at December 31, 2003 was $597,882.

Due to former shareholder

As a part of restructuring in 2001, the Company entered into a purchase agreement with the former shareholder to buyout all his interest and ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance was $ 40,000 as of December 31, 2003.

Shares to be issued

The Company classifies all amounts received for the issue of shares, against which shares have not been issued, as shares to be issued. Once the company issues shares, the amounts are classified as Common stock.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. The carrying amounts related to cash equivalents, accounts receivable, other current assets and accounts payable approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB 104"). SAB 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. The Company accrues for warranty costs, sales returns, and other allowances based on its experience. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2003 and 2002 were $75,379 and $56,558, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2003, the Company has not granted any stock option.

Income taxes

The Company filed its tax return for 2000 as an S corporation and changed its status to C-corporation effective August 1, 2001. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Comprehensive Loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There was no such comprehensive component during the years ended December 31, 2003 and December 31, 2002.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

On April 30 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15,

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.


3.    ACCOUNTS RECEIVABLE

All accounts receivable are trade related. These receivables are current and management believes are collectible except for which a reserve has been provided. The reserve amount for uncollectible accounts was $2,075 as of December 31, 2003.

The Company collateralizes its receivable against a line of credit. The Company has collateralized accounts receivable amounting to $18,715 against the line of credit as at December 31, 2003 (See note 8).

4.    INVENTORIES

Inventory comprised of the following as of December 31, 2003:



                    Work in progress inventory                $         151,839
                    Parts inventory                                      47,011
                    Finished goods                                      437,630
                                                                  --------------
                    Total                                     $         636,480
                                                                  ==============

5.    PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2003 was as follows:


                    Furniture and office equipment            $          41,092
                    Tools and Shop equipment                             54,182
                    Vehicles                                            105,871
                                                                  --------------
                    Total                                               201,145
                    Less Accumulated depreciation                     (135,009)

                                                                  --------------
                                                              $          66,136
                                                                  ==============

Depreciation expenses were $13,227 and $34,474 for the year ended December 31, 2003 and 2002, respectively.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

6.    ACQUISITION AND INTANGIBLES

Effective June 2000, the Company acquired the certain equipment and obtained services of a certain staff of Profit Improvement for the Healthcare Industry, Inc., located in San Diego, California, and, an individual. Per the agreement, the purchase price was $249,296, payable in a closing amount of $41,549 and 12 monthly installments of $17,312 each. The Company has accounted for the acquisition using the purchase method of accounting. The total purchase consideration of approximately $249,296 was allocated as follows based on the estimated fair value of the net assets acquired, considered to be of zero value, and on development of the staff acquired from the seller:


          Goodwill                                               $      200,026
      Staff training                                                     49,000
                                                                 ---------------
                                                                 $      249,026
                                                                 ===============

The staff training cost was amortized in one year period beginning July 2000 and the goodwill was to be amortized in five years period beginning 2000. However, the staff acquired in the acquisition, left the Company in 2001. Therefore, the Company wrote off remaining amount of goodwill amounting to $180,000 in 2001. The Company initiated a legal action against the former employee and its employer (note 15).

7.    NOTES PAYABLE

Notes payable consisted of the following at December 31, 2003:

       Note payable to bank, interest rate; Prime +2 1/2%,
       original note; $200,000 maturity date; 5/7/05, secured          $125,884
                                                                       ========
       by assets of the Company

       Note payable - current                                            23,742
       Note payable - long term                                         102,142
                                                                   -------------
                                                                $      $125,884
                                                                   =============

Future annual principal payments on notes payable at December 31 are as follows:

                  2004                                  $          $23,742
                  2005                                              27,749
                  2006                                              29,607
                  2007                                              31,590
                  2008                                              13,196
                                                            ---------------
                                                        $         $125,884
                                                            ===============

8.    LINE OF CREDIT

The Company received $500,000 line of credit from a funding company in August 2002. The term is three months with three-month renewals and the interest rate is 1.75% per each 30 day period and in addition prime rate plus 3% on the balance. The line is secured by the assets of the Company. The outstanding balance as of December 31, 2003 was $ 14,447.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

9.    COMMITMENTS -Related Party

The Company has a facility lease agreement with a major shareholder and an officer effective June 1, 2001 for 25 years. The lease agreement covers office space and the warehouse. Due to the fire on this building in February 2002, the building has been rebuilt and the Company moved back in March 2004.

Future minimum lease commitments, excluding property taxes and insurance, payable at December 31 are approximately as follows:

                  2004                                    $           70,000
                  2005                                                84,000
                  2006                                                84,000
                  2007                                                84,000
                  2008                                                84,000
                                                              ---------------
                                                          $          406,000
                                                              ===============


Rent expenses for leased facility were $119,947 and $89,349 for the year ended December 31, 2003 and 2002, respectively.

Agreements:

In June 2002, the Company entered into a service agreement with Corporate Strategies, Inc. (CSI), for corporate development services in relation to assisting the Company in raising equity capital, in exchange of 6,400,000 post stock-split shares of the Company's common shares valued at $100,000, based on valuation of the service to be provided and estimated valuation of the Company by the management, after the fire. The term of the agreement is twelve months from June 12, 2002.

10.     RELATED PARTY TRANSACTION

On May 25, 2001, the Company entered into 25-year lease agreement for the office building with an officer of the Company. The building was owned by the officer. The rent is $7,000 per month commencing June 1, 2001. This building was destroyed by the fire and rebuilt (note9).

The Company paid Consulting fees amounting $64,216 and $137,209 during the years ended December 31, 2003 and 2002 to the Chief Executive Officer of the Company for providing consultancy services to the company.

The landlord, a related party/officer, has rebuilt the facility for the Company's operations since the previous facility was destroyed by fire (note
17).

11.    INCOME TAXES

For year ended December 31, 2000, the Company elected for federal income tax purposes, under the Internal Revenue Code and the States of Texas and California, to be an S-corporation. The Company changed to C-corporation in July 2001. No provision was made for Federal income tax for the year ended December 31, 2003 and 2002, since the Company had significant net operating loss. In the year ended December 31, 2003 and 2002, the Company incurred net operating losses for tax purposes of approximately $1,589,000 and $445,000, respectively. The net operating loss carryforwards may be used to reduce taxable income through the year 2023. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)

Temporary differences that give rise to deferred tax assets and liabilities at December 31, 2003 and 2002, comprised of depreciation and amortization and net operating loss carry forward. The gross deferred tax asset balance as of December 31, 2003 and 2002 was approximately $899,000 and $263,000, respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carryforwards cannot reasonably be assured.

The components of the net deferred tax asset are summarized below:

                                       December 31, 2003     December 31, 2002
                                       -----------------     -----------------

      Deferred tax asset
      Net operating losses               $  899,000               $   263,000
      Less: valuation allowance            (899,000)                 (263,000)
                                           ---------                 ---------
                                         $        -               $         -
                                           =========                 =========

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of
Operations:


                                                             December 31, 2003    December 31, 2002
                                                             -----------------    -----------------
      Tax expense (credit) at statutory rate-federal                    (34)%             (34)%
      State tax expense net of federal tax                               (6)               (6)
      Changes in valuation allowance                                     40                40
                                                                    ------------      ------------
        Tax expense at actual rate                                        -                 -
                                                                    ============      ============


                 Income tax expense consisted of the following:

                                                                      2003               2002
                                                                      ----               ----
                    Current tax expense:
                    Federal                                   $               -  $              -
                    State                                                   800               800
                                                                  --------------     -------------
                    Total Current                             $             800  $            800

                    Deferred tax credit:
                    Federal                                   $         540,260  $        132,905
                    State                                                95,340            23,348
                                                                  --------------     -------------
                    Total deferred                            $         635,600  $        155,653
                    Less: valuation allowance                         (635,600)         (155,653)
                                                                  --------------     -------------
                    Net Deferred tax credit                                   -                 -
                                                                  --------------     -------------
                    Tax expense                               $             800  $            800
                                                                  ==============     =============

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)


12.      STOCKHOLDERS' EQUITY

Common Stock:

In September 2002, the board of directors of the Company authorized to split the Company's common stock at the ratio of 1.15 shares for 1 previously issued share. On September 30, 2003, the board of directors of the Company authorized another forward split of the Company's common stock at the ratio of 1:8 shares. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

Through December 31, 2000, the Company had two stockholders owning the Company's outstanding share capital in the ratio of 75:25. In the fiscal year 2001, the Company replaced its minor shareholder owning 25% of the outstanding shares, with another shareholder. As a part of restructuring, the Company entered into a purchase agreement with the former shareholder to buy out all his interest in 230,000 shares of common stock for $50,000. The new shareholder invested $100,000 into the Company for his share of ownership.

The Company changed its Articles of Incorporation in November 2001 to increase its authorized shares capital from 100,000 shares to 10,000,000 shares of common stock. The Company again changed its authorized shares capital from 10,000,000 shares to 100,000,000 shares of common stock. As a part of this transaction, the Company issued 68,310,000 additional post-split shares to its major shareholders and 23,000,000 shares to its minor shareholders, thereby keeping the ratio of shares ownership at 75:25.

On September 30, 2003, the Company changed its authorized shares capital from 100,000,000 to 500,000,000 of common stock.

The Company through its first placement offering which began in 2001 and ended on March 31, 2002, issued to a total of three (3) investors 805,000 shares for a total of $87,500. Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders. As a result, a total of 3,220,000 shares of common stock were additionally issued to these shareholders, resulting in a total of 4,020,000 shares issued to these shareholders. These shares were issued to compensate the shareholders for the subsequent issue of shares to others at a lower price.

In November 2002, the Company issued shares of its common stock under a Private placement memorandum. This memorandum offered to sale up to two Million (2,000,000) shares of the common stock of the Company, at a price of one dollar ($1.00) per share. The Shares were offered on a "best-efforts" basis by the officers, employees and directors of the Company, and were offered by or through broker-dealers selected by the Company and independent referral sources. The Offering was being conducted under an exemption from registration set forth in
Section 4(6) of the Securities Act of 1933. In order for an investor to be eligible to purchase Shares in the Offering, the investor must be an "accredited investor," as such term is defined for purposes of Regulation D. Through December 31, 2002, the Company sold 200,000 shares of its common stock under this offering. The Company recorded a net amount of $25,000 in the equity for sale of these shares. This offering was to terminate on the earlier of (i) the date all Shares are sold or (ii) May 31, 2003, unless extended by the Company. The Company terminated the offering in October 2003. Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders. As a result, a total of 800,000 shares of common stock were additionally issued to these shareholders. These shares were issued to compensate the shareholders for the subsequent issue of shares to others at a lower price.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)


In October 2003, the Company offered for sale, to residents of such States and Countries as the offering may qualify under an offering exemption under Section 4(6) or other applicable exemption, up to Seventy Million (70,000,000) shares of the Company's common capital stock at a price of Two and One Half Cents ($0.025) per Share (third offering). The Offering was made in reliance upon an exemption from registration under the federal and state securities laws provided by
Section 4(6) of the Securities and Exchange Commission (the "SEC") and such other applicable exemptions from registration, for which the shares may be qualified. The Shares were sold pursuant to Section 4(6) promulgated under the Securities Act of 1933, as amended. This offering was to terminate on the earlier of (i) the date all Shares are sold or (ii) December 31, 2003, unless extended by the Company. The offering period has been extended through April 2004.


After the completion of the Offering, the Company has agreed to file with the SEC an SB-2 registration statement to register the Shares described in the Offering and to exercise its reasonable best efforts to cause that registration statement to become effective. The Company has also agreed to file with the National Association of Securities Dealers (the "NASD") to become a public company traded on the Over the Counter Bulletin Board market.

Persons who advanced $326,825 to the Company will be allowed to credit their advances against the Offering. Accordingly, 13,073,000 Shares of the Offering were issued to persons who made advances and 56,927,000 Shares of the Offering are available for sale to new investors to June 2004.

As a result of these offerings, the Company, subsequent to the 2003 year end, issued 25,435,800 shares of common stock for $635,895. Out of these shares 10,828,000 shares issued for $270,700 pertain to the second offering while 14,607,800 shares issued for $365,195 were issued as a result of third offering. During the year ended December 31, 2003, the Company issued 16,180,000 shares for cash received amounting $364,500.

During the year ended December 31, 2003, the Company issued 620,000 shares to purchase inventory valued at $15,500 and 3,007,800 shares for the services amounting $75,195. The stocks were valued at the average fair market value of the shares of the Company based upon sales of such shares nearest to the purchase date.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)


Shares to be issued

As of December 31, 2003, the Company has 7,688,000 shares to be issued for cash received amounting $180,700. Such shares were issued prior to June 2004.

Deferred consulting cost

In June 2002, the Company entered into a service agreement with Corporate Strategies, Inc. (CSI), for corporate development services in relation to assisting the Company in raising equity capital, in exchange for 6,400,000 post stock-split shares of the Company's common shares valued at $100,000, based on valuation of the service to be provided and estimated valuation of the Company by the management, after the fire. The term of the agreement is twelve months from June 12, 2002. All the stock was issued as of December 31, 2002. The Company has recorded the consulting expense for the services from July 2002 through December 2002 amounting $50,000 and the remaining $50,000 as a deferred expense in the year ended December 31, 2002. This $50,000 was expensed in the year ended December 31, 2003.

13.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $800 and interest of $52,465 during the year 2003. The Company paid income taxes of $-0- and interest of $85,819 during the year 2002.

Cash flow statements for the year ended December 31, 2003 does not include the effects of issuance of 620,000 shares to purchase inventory valued at $15,500 and 3,007,800 shares for the services amounting $75,195.

14.   GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2003 and 2002, the Company had incurred losses of $1,590,076 and $445,757, respectively. The Company has accumulated deficit of $2,460,309 on December 31, 2003. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended December 31, 2003 and 2002, towards (i) obtaining additional equity financing; in that regard, the Company is in process of offering to sell more shares at $.025 per share in private placement to accredited investors. (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable and (iv) evaluation of its distribution and marketing methods.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)


15.   CONTINGENCIES AND LITIGATION EXPENSE

The Company filed a suit against its construction contractor, Tower Engineering for the cause of fire. In connection to this action, Tower engineering filed cross complaint against the Company, seeking payment of allegedly outstanding invoices for the same construction. The litigation is in the discovery phase, with a trial date expected to be scheduled in June 2004. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers.

In April 2002, the Company initiated litigation against a former employee and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action is pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which have been defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the court decision in both of these cases, the company was required to pay an amount of $26,443, which has been recorded as a liability in the financial statements in 2002. The Company has decided to appeal in a superior court against these decisions.

The Company also has certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions and defending each of these actions in the jurisdictions in which they were filed. Out of these litigations, five have been finalized against the Company and the resultant amounts have been included in accounts payable relating to five vendors totaling $93,300 in 2002. The Company paid a total of $72,000 for these settlements during the year ended December 31, 2003.

Veterinary Management Services, Inc. (plaintiff) vs. the Company in Arapahoe County District Court, Colorado: The plaintiff claimed that the Company entered in to contractual agreements for the provision of a unit represented by the Company to meet plaintiff's requirements. Pursuant to the agreement, the plaintiff paid a deposit of $5,000 and monthly payments on the unit in the amount of $51,664. Subsequently, the unit failed. On or about May 23, 2001, the plaintiff filed its complaint seeking damages resulting from the Company's breach of contract, fraud and misrepresentation in the inducement of the contract/lease and breach of warranty. On December 5, 2003, a court judgment was entered in the amount of $364,470 against the Company. The Company has accrued $364,470 as litigation expense in the accompanying financial statements (Note
18).

The Company believes, based on its review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigations will not have a material adverse effect on the Company's financial position or results of operations.

16.   FIRE LOSS RECOVERY

On February 19, 2002, a fire gutted the Company's principal operating facility. The fire, which originated within the building, eventually burned and consumed the entire facility including the Company's manufacturing, warehouse and office facilities. The damage to the building and the loss of the Company's equipment were covered by liability insurance. However, the fire substantially disrupted the Company's operations. The Company received $2,038,120 from insurance company in 2002. The cost of inventory and items of property plant and equipment burned in the fire was $1,794,989 and $52,960 respectively, resulting in a gain of $190,171 in the year ended December 31, 2002. The building was owned by a majority shareholder and CEO of the Company (note 10).

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                   (Restated)


17.   SUBSEQUENT EVENTS

In March 2004, the Company moved back to its leased facility, which was rebuilt due to fire in February 2002.

As a result of the offerings the Company, subsequent to December 31, 2003, the Company issued 25,435,800 shares of common stock for $635,895. Out of these shares 10,828,000 shares issued for $270,700 pertain to the second offering while 14,607,800 shares issued for $365,195 were issued as a result of third offering.

18.  RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2003, the Company determined that a certain transaction and presentation in the financial statements had not been accounted properly in the Company's financial statements.

On December 5, 2003, a judgment was entered in Arapahoe County District Court, Colorado against the Company in the amount of $364,470. The plaintiff was seeking damages from the Company resulting from breach of contract, fraud and misrepresentation in the inducement of the contract/lease, breach of warranty and Plaintiff's breach of UCC warranty of fitness for intended use, and requested attorney's fee (Note 15).

The Company has restated its financial statements by recording the accrual for litigation at December 31, 2003.

The effect of the correction of the error is as follows:


BALANCE SHEET                                      AS PREVIOUSLY                          AS
As of December 31, 2003                                  REPORTED                       RESTATED
                                                         ---------                      --------
ACCRUED EXPENSES                                        $  136,154                     $   500,624

TOTAL CURRENT LIABILITIES                               $1,987,760                      $2,352,230

STATEMENT OF SHAREHOLDERS' DEFICIT
          Accumulated deficit:                         $(2,095,839)                    $(2,460,309)
          Total stockholders' deficit                  $(1,196,444)                    $(1,560,914)


STATEMENT OF OPERATIONS:
For the year ended December 31, 2003:

          Non -Operating Income (expenses)             $  (265,721)                    $   (48,491)
          Net loss                                     $(1,225,606)                    $(1,590,076)
          Basic and diluted net loss per share          $    (0.01)                      $   (0.02)

                 INDEX TO INTERIM UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)
                                 JUNE 30, 2004



Balance Sheet                                                   F-19

Statements of Operation                                         F-20

Statements of Cash Flows                                        F-21

Statements of Changes in Stockholders' Equity                   ? one needed ?

Notes to Financial Statements                                   F-22 - F-27

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                                  BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)
                                   (Restated)

                                     ASSETS

CURRENT ASSETS:
      Cash & cash equivalents                                   $       120,225
      Accounts receivable, net                                           19,995
      Inventory                                                         744,223
      Employee advances                                                  15,000
      Prepaid expenses                                                   27,174
      Due from officer                                                  179,828
                  Total current assets                                1,106,445
                                                                  --------------
PROPERTY AND EQUIPMENT, net                                              59,523

OTHER ASSETS:
      Deposits                                                           12,531
                                                                  --------------
                                                                $     1,178,499
                                                                  ==============

            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
      Accounts payable                                          $     1,032,374
      Accrued expenses                                                  505,345
      Equipment deposits                                                583,543
      Due to former shareholder                                          40,000
      Notes payable-current                                              23,535
      Line of credit                                                      7,283
                                                                  --------------
                  Total current liabilities                           2,192,080

Notes payable - long term                                                88,492

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
      Common stock, no par value; authorized shares
           500,000,000;
      issued and outstanding 163,630,800 shares                       1,817,645
      Accumulated deficit                                            (2,919,718)
                  Total stockholders' deficit                        (1,102,073)
                                                                  --------------
                                                                $     1,178,499
                                                                  ==============

    The accompanying notes are an integral part of these financial statements


                                         IMAGING3, INC.
                               (FORMERLY, IMAGING SERVICES, INC.)
                                    STATEMENTS OF OPERATIONS
              FOR THE THREE MONTH & SIX MONTH PERIODS ENDED JUNE 30,2004 AND 2003
                                          (UNAUDITED)

                                                                       THREE MONTHS                     SIX MONTHS

                                                                  2004             2003           2004           2003
                                                             ---------------  ---------------  ------------   ------------
Net revenue                                                $        379,152 $        167,604 $     544,936 $      549,550

Cost of revenue                                                      96,282          107,482       193,181        196,267
                                                             ---------------  ---------------  ------------   ------------
Gross profit                                                        282,870           60,122       351,755        353,283

Operating expenses                                                  308,919          300,086       778,523        725,986
                                                             ---------------  ---------------  ------------   ------------
Loss from operations                                                (26,050)        (239,964)     (426,769)      (372,703)

Non-operating Income (expense):
        Other income                                                  5,690            2,698         5,690          2,698
        Interest income                                               2,658              310         3,730            378
        Interest expense                                            (29,113)         (12,874)      (41,261)       (32,546)
                                                             ---------------  ---------------  ------------   ------------
                 Total non-operating income (expense)               (20,765)          (9,866)      (31,841)       (29,470)
                                                             ---------------  ---------------  ------------   ------------
Loss before income tax                                              (46,815)        (249,830)     (458,609)      (402,173)

Provision for income taxes                                                -                -           800            800

Net loss                                                   $        (46,815)$       (249,830)$    (459,409)$     (402,973)
                                                             ===============  ===============  ============   ============

Basic and diluted weighted average shares outstanding           161,260,141      102,822,623   151,057,789    101,787,762
                                                             ===============  ===============  ============   ============

Basic and diluted net loss per share                       $          (0.00)$          (0.00)$       (0.00)$        (0.00)
                                                             ===============  ===============  ============   ============

    The accompanying notes are an integral part of these financial statements


                                         IMAGING3, INC.
                               (FORMERLY, IMAGING SERVICES, INC.)
                                    STATEMENTS OF CASH FLOWS
                     FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2003
                                          (UNAUDITED)

                                                                                    2004                2003
                                                                              ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net loss                                                         $          (459,409)  $       (402,973)
           Adjustments to reconcile net loss to net cash
           provided by (used in) operating activities:
                      Depreciation and amortization                                       6,613              6,613
                      Amortization of deferred issuance cost                                  -             50,000
                      (Increase) / decrease in current assets:
                                Accounts receivable                                      83,863             99,588
                                Inventory                                              (107,743)            (7,319)
                                Prepaid expenses                                         (2,547)            23,460
                                Employee Advances                                       (15,000)                 -
                                Deposits                                                  5,087                185
                                Other receivables                                             -              6,500
                      Increase / (decrease) in current liabilities:
                                Accounts payable                                       (143,161)            94,634
                                Accrued expenses                                          4,721            496,195
                                Other liabilities                                             -            126,555
                                Equipment deposits                                      (14,339)            84,042
                                                                              ------------------  -----------------
           Net cash provided by (used in) operating activities                         (641,915)           577,480
                                                                              ------------------  -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
                      Due from shareholders                                            (119,800)          (147,624)
                      Due from officers                                                 (24,163)                 -
                      Payments on notes and loans                                       (13,857)          (300,321)
                      Payment of line of credit                                          (7,164)          (271,234)
                      Proceeds from issuance of stock                                   918,250             96,500
                      Proceeds from shares to be issued                                       -              5,000
                      Proceeds from line of credit                                            -            217,571
                                                                              ------------------  -----------------
           Net cash provided by (used in) financing activities                          753,266           (400,108)
                                                                              ------------------  -----------------
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                      111,351            177,372

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                                8,874            320,781
                                                                              ------------------  -----------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                     $           120,225  $         498,153
                                                                              ==================  =================

                                 The accompanying notes are an integral part of these financial statements

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)

1.     ORGANIZATIONS AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (formerly, Imaging Services, Inc.) (the "Company") is a California corporation, incorporated on October 29, 1993. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002.

The Company's primary business is production and sale of medical equipment, parts and services to hospitals, surgery centers, research labs, physician offices and veterinarians. Equipment sales include the new c-arms, c-arms tables remanufactured c-arms and used c-arm and surgical tables. Part sales comprise of new or renewed replacement parts for c-arms.

2.    BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on for the year ended December 31, 2004. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

Segment Reporting

During the periods ended June 30, 2004 and 2003, the Company only operated in one segment. Therefore, segment disclosure has not been presented.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current year's presentation.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. . The Company accrues for warranty costs, sales returns, and other allowances based on its experience. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

Using Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts. . The carrying amounts related to cash equivalents, accounts receivable, other current assets and accounts payable approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities.


Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the fair value method or
(ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123. Through June 30, 2003, the Company has not granted any option for its stock.

Recent Pronouncements

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)

3.      ACCOUNTS RECEIVABLE

All accounts receivable are trade related. The reserve for uncollectible account is $1,375.


4.     DUE FROM OFFICER

On June 30, 2004, the Company had a balance due from the officer of the Company amounting $179,828 for the payments made by the Company towards his personal expenditures. The amount is due on demand, unsecured and bears an interest rate of 6% per annum. The interest for the three month periods ended June 30, 2004 and June 30, 2003 was $2,658 and $378 respectively.

5.     DUE TO FORMER SHAREHOLDER

As a part of restructuring in 2001, the Company entered into a purchase agreement with the former shareholder to buyout all his interest and the ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance as of June 30, 2003 and June 30 2004 was $40,000.

6.    NOTES PAYABLE

Notes payable consisted of the following at June 30, 2004.

Note payable to bank, interest rate; Prime +2 1/2%, original note; $200,000 maturity date; 5/7/05 , secured by assets of
the Company                                                     $  112,027
                                                                ==========

Note payable -current                                               23,535
Note payable- Long Term                                             88,492
                                                                -----------
                             Total                              $  112,027
                                                                ===========

Future annual principal payments on notes payable at June 30 are as follows:


           2005        $    23,535
           2006             28,663
           2007             30,582
           2008             29,247
                            ------
                        $  112,027
                           =======

7.   LINE OF CREDIT

The Company has a revolving line of credit of $500,000. The interest rate is 1.75% per each 30 day period and in addition prime rate plus 3% on the balance. The line is secured by the accounts receivable of the Company. The balance outstanding as of June 30, 2004 is $7,283.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)


8.   COMMITMENTS - RELATED PARTY

The Company has a facility lease agreement with a major shareholder/ officer, effective June 1, 2001 for 25 years. The lease agreement covers office space and the warehouse. Due to the fire on this building in February 2002, the building has been rebuilt. The Company rented the facility beginning March 2004.




Future minimum lease commitments, excluding property taxes and insurance, payable at June 30 are approximately as follows:


                  2005                             $           84,000
                  2006                                         84,000
                  2007                                         84,000
                  2008                                         84,000
                  2009                                         84,000
                  Thereafter                                1,442,000
                                                       ---------------
                                                   $        1,862,000
                                                       ===============

Rent expenses for leased facility were $24,116 and $38,023 for the three month period ended June 30, 2004 and 2003, respectively.

9.  STOCKHOLDERS' EQUITY

Common Stock:

During the period ended June 30, 2003 the Company issued 560,000 shares for purchase of inventory valued at $14,000. During the period ended June 30, 2003 the Company issued 3,300,000 shares for $96,500 cash received.

As of June 30, 2003, the Company had 200,000 shares to be issued for $5,000 cash received.

During the period ended June 30, 2004, the Company issued 22,550,000 shares for $563,750 cash received

10.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $800 and $0 during the periods ended June 30, 2004 and 2003 and interest of $9,375 and $32,546 during the periods ended June 30, 2004 and 2003, respectively.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)


11.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. In the periods ended June 30, 2004, the Company had incurred a loss of $459,409. The Company has a shareholders deficit of $1,102,073 on June 30, 2004. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended June 30, 2004, towards (i) obtaining additional equity financing; in that regard, the Company is in process of offering to sell shares in private placement to accredited investors. (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable and
(iv) evaluation of its distribution and marketing methods.

12. CONTINGENCIES AND LITIGATION EXPENSES The Company filed a suit against its construction contractor, Tower Engineering for the cause of fire. In connection to this action, Tower engineering filed cross complaint against the Company, seeking payment of allegedly outstanding invoices for the same construction. The litigation is in the discovery phase, with no trial date scheduled. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers.

In April 2002, the Company initiated litigation against a former employee and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action is pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which have been defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the court decision in both of these cases, the company was required to pay an amount of $26,443, which has been recorded as a liability in the financial statements for the year ending December 31, 2002. The Company has decided to appeal in a superior court against this decision.

The Company also has certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions and defending each of these actions in the jurisdictions in which they were filed.

Veterinary Management Services, Inc. (plaintiff) vs. the Company in Arapahoe County District Court, Colorado: The plaintiff claimed that the Company entered in to contractual agreements for the provision of a unit represented by the Company to meet plaintiff's requirements. Pursuant to the agreement, the plaintiff paid a deposit of $5,000 and monthly payments on the unit in the amount of $51,664. Subsequently, the unit failed. On or about May 23, 2001, the plaintiff filed its complaint seeking damages resulting from the Company's breach of contract, fraud and misrepresentation in the inducement of the contract/lease and breach of warranty. On December 5, 2003, a court judgment was entered in the amount of $364,470 against the Company. The Company has accrued $364,470 as litigation expense in the financial statements for the year ended December 31, 2003 (Note 13).

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (Restated)

The Company believes, based on its review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigations will not have a material adverse effect on the Company's financial position or results of operations.

13. RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the period ended June 30, 2004, the Company determined that a certain transaction and presentation in the financial statements had not been accounted properly in the Company's financial statements.

On December 5, 2003, a judgment was entered in Arapahoe County District Court, Colorado against the Company in the amount of $364,470. The plaintiff was seeking damages from the Company resulting from breach of contract, fraud and misrepresentation in the inducement of the contract/lease, breach of warranty and Plaintiff's breach of UCC warranty of fitness for intended use, and requested attorney's fee (Note 12).

The Company has restated its financial statements by recording the accrual for litigation at December 31, 2003.

The effect of the correction of the error is as follows:


BALANCE SHEET                                        AS PREVIOUSLY                    AS
As of June 30, 2004                                  REPORTED                      RESTATED
                                                     ---------                     --------
ACCRUED EXPENSES                                    $  140,875                      $   505,345

TOTAL CURRENT LIABILITIES                           $1,827,610                       $2,192,080

STATEMENT OF SHAREHOLDERS' DEFICIT
          Accumulated deficit:                     $(2,555,248)                     $(2,919,718)
          Total stockholders' deficit              $  (737,603)                     $(1,102,073)


                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation and Bylaws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

                  Legal Fees                                  $35,000
                  SEC Registration Fees                       $455
                  Accounting Fees *                           $25,000
                  Filing Fees *                               $2,000
                  Printing & Engraving *
                  share certificates and prospectuses         $1,000
                  Non-Accountable Expenses                    $0

                  (*  Estimates Only)


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Within the last three (3) years, the following sales have been made of the Company's $.001 par value voting common stock. Consideration received is shown.

     A total of 165 shareholders who paid $0.025 per share for 70,440,000 shares for total cash consideration of $1,761,000. The offering and sales of the shares was made in reliance upon the exemptions contained in Sec. 4(6) of the Securities Act of 1933. These shares are subject to registration.

     A total of 2 shareholders who paid $0.0156 per share for 6,400,000 shares for total cash consideration of $100,000. The offering and sales of the shares was made in reliance upon the exemptions contained in Sec. 4(6) of the Securities Act of 1933. These shares are not subject to registration.

     Some shareholders made multiple purchases over time and the purchase information is listed on the open lines that follow their names.

     All the purchases occurred within the last three (3) years.

     Through December 31, 2002, the Company sold 200,000 shares of its common stock under a private offering. The Company recorded a net amount of $25,000 in the equity for sale of these shares. This offering was to terminate on the earlier of (i) the date all Shares are sold or (ii) May 31, 2003, unless extended by the Company. The Company terminated the offering in October 2003. Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders due to the fact that a new offering was being commenced at a reduced price per share. As a result, a total of 800,000 shares of common stock were additionally issued to these shareholders. These shares were issued to compensate the shareholders for the subsequent placement of shares to others at a lower price.


                                                               PRICE PER                           DATE OF           NUMBER OF
NAME & ADDRESS                                                 SHARE              CONSIDERATION    PURCHASE          SHARES
-----------------------------------------------------------------------------------------------------------------


SHARES SUBJECT TO REGISTRATION

Abram Fuks
Los Angeles, CA 90049                                                 $0.025           $5,000          05/13/04            200,000

Amy L. Frazer
Concord, CA 94521                                                     $0.025           $6,000          04/20/04            240,000

Andrew D. Berk
1029 Park Ave, South Pasadena, CA 91030                               $0.025           $5,000          02/11/04            200,000

Andrew & Paula Heggie
5 View Street, Woolwich, Sydney NSW, AUS 2110                         $0.025          $30,000          07/31/03          1,200,000

Arthur E. Altounian
13000 Hartsook Street, Sherman Oaks, CA 91423                         $0.025           $5,000          02/11/04            200,000

Basil "Buzz" Wolfe
32205 Sage Road, Hemet, CA 92544                                      $0.025           $1,000          05/27/04             40,000

Boo Za Cho
16429 Westbrook Lane, Cerritos, CA 90703                              $0.025          $43,125          10/03/01          1,725,000

Branko & Maria Barbic
6334 Riverton Ave, North Hollywood, CA 91606                          $0.025           $5,000          08/05/03            200,000

                                                                      $0.025          $12,500          12/22/03            500,000

Brett Cohen
220 S. Clark Drive, Beverly Hills, CA 90211                           $0.025           $5,000          12/18/03            200,000

Brian & Caroline Battaglia
9271 Dewey Drive, Garden Grove, CA 92841                              $0.025          $12,500          06/23/03            500,000

                                                                      $0.025          $12,500          10/29/03            500,000

Brian Tashjian
10224 Falun Dr., Sun Valley, CA 91352                                 $0.025           $5,000          05/17/04            200,000

                                       64



Brigid Niesel
1999 Fenton Street, Edgewater, CO 80214                               $0.025           $5,000          01/29/04            200,000

Bruce Alden
939 E. Mountain Street, Glendale, CA 91207                            $0.025           $5,000          02/25/04            200,000

Bruce H. Tashjian
2100 N. Rose Street, Burbank, CA 91505                                $0.025           $5,000          05/20/04            200,000

Bryan G. Crane
3950 Via Dolce # 502, Marina Del Rey, CA 90292                        $0.025           $5,000          02/25/04            200,000

Carl G. & Audrey C. Johnson
502 Dahlia Drive, Brentwood, TN 37027                                 $0.025           $1,000          08/04/03             40,000

Carol R. Warfield
2404 S. 3rd Street, Effingham, IL 62401                               $0.025           $5,150          05/06/04            206,000

Carolyn Andrews & Richard Andrews
13918 Skysail St., Corpus Christi, TX 78418                           $0.025           $5,000          06/08/04            200,000

Carrie Sherring
1384 Joan Ct., Concord, CA 94521                                      $0.025           $2,500          05/11/04            100,000

Charles R. Battaglia, M.D., Inc. Pro. Sh. Tru
65 N. Madison Ave, Suite 405, Pasadena, CA 91101                      $0.025          $25,000          11/03/03          1,000,000

Colin Everson
20485 Silver Horn Lane, Monument, CO 80132                            $0.025          $12,500          02/11/04            500,000

Corporate Strategies, Inc.
5662 Calle Real #115, Santa Barbara, CA 93117                         $0.025          $37,500          04/27/04          1,500,000

                                                                      $0.025          $50,000          05/19/04          2,000,000

                                                                      $0.025          $30,000          05/28/04          1,200,000

David & Kim Varner
6872 S. Forest Street, Centennial, CO 80122                           $0.025           $5,000          02/11/04            200,000

Dane & Nancy Medley
7408 Windlawn Way, Parker, CO 80134                                   $0.025           $1,000          07/30/03             40,000

                                                                      $0.025           $1,000          09/02/03             40,000

                                                                      $0.025          $16,000          01/26/04            640,000

Daniel C. Tronson
1902 Via Justino, San Dimas, CA 91773                                 $0.025           $7,000          07/02/04            280,000

David Ashley Kraus & Jane Michelle Kraus
9901 Maupin Road, Brentwood, TN 37027                                 $0.025           $1,000          08/04/03             40,000

David A Zimmermann
1211 Sunset Plaza Drive, Los Angeles, CA 90069                        $0.025           $2,500          05/12/04            100,000

David D. Lee
33526 Drill Road, Agua Dulce, CA 91390                                $0.025           $5,000          04/14/04            200,000

                                       65


David S. Tronson
12473 Gladstone Ave #G, Sylmar, CA 91342                              $0.025           $5,000          07/02/04            200,000

Deborah C. Cole Van der Touw
P.O. Box 875, Nolensville, TN 37135                                   $0.025           $5,000          02/14/03            200,000
                                                                      $0.025          $14,000          05/19/03            560,000
                                                                      $0.025           $1,500          07/28/03             60,000
                                                                      $0.025           $9,500          10/07/03            380,000

Declaration of Trust of: Charles E. Tronson & Mary Jane
Tronson
8536 Keokuk Ave, Canoga Park, CA 91306                                $0.025           $5,000          07/02/04            200,000

Delaware Charter Trust, FBO Charlene Testa
848 North Avon Street, Burbank, CA 91505                              $0.025          $25,000          08/11/03          1,000,000

Denise G. Hoffman
15642 Greenstone Circle, Parker, CO 80134                             $0.025           $1,000          08/25/03             40,000
                                                                      $0.025           $2,000          01/16/04             80,000

Derek & Susan Johansen
2434 Ozone Court, Hermosa Beach, CA 90254                             $0.025           $5,000          02/17/04            200,000

Derek Sanders
3010 W. Yorkshire Dr. Apt. 2147, Phoenix, AZ 85027                    $0.025           $5,500          02/13/04            220,000

Dewitt C. Bishop Jr.
15455 Glenoaks Blvd. #424, Sylmar, CA 91342                           $0.025           $2,500          05/03/04            100,000

Donald Staub
12613 E. 2100th Rd., Marshall, IL 62441                               $0.025           $5,000          05/12/04            200,000

Donna J. Altounian
6711 Forest Lawn Dr., Los Angeles, CA 90068                           $0.025           $3,000          04/19/04            120,000

E. Xavier & Maria R. Aguilera
16827 Halsey St., Granada Hills, CA 91344                             $0.025          $10,000          12/12/03            400,000

Eric R. Belusa
3088 Windmil Canyon Dr., Clayton, CA 94517                            $0.025          $10,000          04/16/04            400,000

Erwin and Natasa de Wolff
Beblerjevtrg 14, 1000 Ljubljana, Slovenia                             $0.025          $16,000          10/24/03            640,000

Ester Lee and Edward Bouryng
1145 Bellview Rd., McLean, VA 22102                                   $0.025          $30,000          05/12/04          1,200,000

Four Ts
801 S. Victory Blvd., Burbank, CA 91502                               $0.025           $5,000          05/17/04            200,000

Frank Donatelli
4224 W. Verdugo Ave., Burbank, CA 91505                               $0.025           $5,000          01/23/04            200,000

Fu Xin Lei
2655 Thorpe Ave., Los Angeles, CA 90065                               $0.025           $2,500          01/23/04            100,000

                                       66


Garabed Djiguerian
3402 Conata St., Duarte, CA 91010                                     $0.025           $2,500          12/11/03            100,000

Gary A. Friedman
17014 Cantlay St., Van Nuys, CA 91406                                 $0.025           $5,000          04/02/04            200,000

Gary D. & S. Denise Imhoff
38918 FM 2979, Hempstead, TX 77445                                    $0.025           $1,000          08/04/03             40,000

Gary G. Warren & Nancy A. Warren TTEE
27744 N. Ron Ridge Dr., Saugus, CA 91350                              $0.025           $5,000          02/19/04            200,000

Gary Stephenson
7504 Trask Ave., Playa del Rey, CA 90293                              $0.025           $5,000          01/28/04            200,000
                                                                      $0.025           $5,000          05/06/04            200,000

Gene Ranney
15455 Glenoaks Blvd. #191, Sylmar, CA 91342                           $0.025           $2,500          04/30/04            100,000

Gerald B. Wilcox
105 Calle Ventoso W., Santa Fe, NM 87506                              $0.025          $10,000          12/30/03            400,000
                                                                      $0.025           $5,000          02/27/04            200,000
                                                                      $0.025           $4,000          07/06/04            160,000

Gerald E. Hazen
12612 SE 221st Pl., Kent, WA 98031                                    $0.025           $6,500          02/17/04            260,000

Glenn & Susan Martin
5819 Oakdale Ave., Woodland Hills, CA 91367                           $0.025           $5,000          02/26/04            200,000

Glenn Ratzlaff
5246 St. George Rd., Westminster, CA 92683                            $0.025           $7,500          02/18/04            300,000

Greg Hampson and Carol Hampson
1416 Nadeau Dr., Los Angeles, CA 90019                                $0.025           $5,000          01/16/04            200,000
                                                                      $0.025           $5,000          01/28/04            200,000
                                                                      $0.025           $5,000          04/30/04            200,000


                                       67

Gregory Tashjian
6229 Klump Ave., North Hollywood, CA 91606                            $0.025           $5,000          05/17/04            200,000

Grigor & Leana Mkrtchyan
708 S. Sunset Cyn Dr., Burbank, CA 91501                              $0.025          $10,000          12/19/03            400,000
                                                                      $0.025          $40,000          12/30/03          1,600,000

Gregory R. Kuhn & Debra J. Kuhn as TTE of Kuhn's Revocable
Trust
6046 Penfield Ave., Woodland Hills, CA 91367                          $0.025           $5,000          02/19/04            200,000

Harinder S. Dhillon
94 Sommer Ln., Goleta, CA 93117                                       $0.025           $5,000          02/11/04            200,000

Hector Monterosso
4012 Cobble Ct., Palmdale, CA 93551                                   $0.025          $10,000          12/12/03            400,000

Holly A. Killion
36 Glacier Pl., Livermore, CA 94551                                   $0.025           $5,000          05/12/04            200,000

Ike Balian
1533 N. Kingsley Dr., Los Angeles, CA 90027                           $0.025          $10,000          12/12/03            400,000

James H. Dupont
7660 S. Derby Court, Tucson, AZ 85746                                 $0.025           $5,000          04/19/04            200,000

James Kirk Kahla
697 Cento Court, Twin Falls, ID 83301                                 $0.025          $10,000          02/18/04            400,000

James L. Bartlett III
5662 Calle Real #115, Santa Barbara, CA 93117                         $0.025          $25,230          07/06/04          1,009,200

James L. & Doris M. Innes
4667 Bluff Drive, South Brunswick, NC 28470                           $0.025          $12,500          02/24/04            500,000

James Lee
14002 Avenida Espana, La Mirada, CA 90638                             $0.025          $57,500          02/06/02          2,300,000

James P. LaWare/Kimberly E. Conlin
1408 Larkwood, Austin, TX 78723                                       $0.025           $1,000          05/24/04             40,000

Jason Kabalin
1525 Trawler St., Discovery Bay, CA 94514                             $0.025           $5,000          04/19/04            200,000
                                                                      $0.025           $4,000          05/07/04            160,000

Jeannie M. Melancon
25738 SE 41st St., Issaquah, WA 98029                                 $0.025           $5,000          05/11/04            200,000



                                       68

Jeffery K. Lee
2030 S. Saber Rd., Casper, WY 82604                                   $0.025          $10,000          02/17/04            400,000

John C. Gunderson
8650 Gulana Ave., #C-1068, Playa Del Rey, CA 90293                    $0.025           $5,000          05/10/04            200,000

John Pulliam
307 Freitas Ct., Danville, CA 94526                                   $0.025           $7,500          05/11/04            300,000

John Tronson
5112 Quakertown Ave, Woodland Hills, CA 91364                         $0.025           $5,000          06/29/04            200,000

Jonathan E. Boatwright
1416 Clairmonte Cr., Franklin, TN 37064                               $0.025           $1,000          08/04/03             40,000

Jonathan Lei
278 Ellwood Beach Dr., #20, Goleta, CA 93117                          $0.025          $10,000          01/28/04            400,000

Josh & Michelle Holm
3439 Grasswood Dr., El Sobrante, CA 94803                             $0.025           $1,000          05/14/04             40,000

Julie Anne O'Rear
469 Deseo Ave., Camarillo, CA 93010                                   $0.025         $100,000          10/23/03          4,000,000

Kari Negri
10160 Toluca Lake, Toluca Lake, CA 91602                              $0.025           $5,000          01/23/04            200,000

Karl Adler
20828 Shine Dr., Saugus, CA 91350                                     $0.025           $5,000          05/17/04            200,000

Kathryn Janes & Wendy L. Whitaker
P.O. Box 470, 23 Woodland Ave, Kingston, OH 45644                     $0.025           $2,500          06/24/04            100,000

Kevin O. & Brenda B. Schroeder
6852 Jardines Drive, Huntington Beach, CA 92647                       $0.025           $5,000          03/16/04            200,000

Kevin W. Murphy
515 San Fernando St., San Diego, CA 92106                             $0.025           $5,000          06/10/04            200,000

Kimberly A. Cochran
20161 Canyon View Dr., Canyon Country, CA 91351                       $0.025           $5,000          01/23/04            200,000

Kristin M. Valenzuela
8536 Keokuk Ave, Winnetka, CA 91306                                   $0.025           $5,000          07/02/04            200,000

Larry Cogan
18854 Hatteras St., Unit 14, Tarzana, CA 91356                        $0.025           $5,000          04/14/04            200,000

Lauren & Nicholas Doko
30 Stratford, Irvine, CA 92620                                        $0.025          $10,000          05/11/04            400,000


                                       69

Lawrence J. Brenner
1719 Ocean Front St., Apt. C, San Diego, CA 92107                     $0.025           $5,000          05/12/04            200,000

Leonard A. Feigenbaum, M.D.
3900 Westfall Dr., Encino, CA 91436                                   $0.025           $5,000          10/29/03            200,000
                                                                      $0.025          $15,000          01/07/04            600,000

Leonard J. & Lolita B. Altmayer TTEES
1241 Oakglen Ave., Arcadia, CA 91006                                  $0.025           $5,000          02/25/04            200,000

Lindsay Harding
224 Ilene Dr., Pleasant Hill, CA 94523                                $0.025           $5,000          05/12/04            200,000

Lisa Cheek
1144 17th Street #11, Santa Monica, CA 90403                          $0.025           $5,000          03/16/04            200,000

Luke Clauson
1235 Mills Street, Menlo Park, CA 94025                               $0.025           $7,500          06/16/04            300,000

Marco Daniel Santos
933 North Naomi Street, Burbank, CA 91505                             $0.025           $5,000          08/06/03            200,000
                                                                      $0.025           $5,000          12/19/03            200,000

Margaret A. Giardini
15 Ranch Trail Ct., Orchard Park, NY 14127                            $0.025           $5,000          03/03/04            200,000

Margreet Korpershoek
Recompensapark 28, Willemstad, Curacao                                $0.025           $5,000          09/23/03            200,000
                                                                      $0.025           $5,000          10/16/03            200,000

Mario Barbic
6334 Riverton Ave., North Hollywood, CA 91606                         $0.025           $7,500          08/05/03            300,000
                                                                      $0.025           $5,000          12/18/03            200,000

Mark Contestabile
3389 Somerset Trace, Marietta, GA 30067                               $0.025           $5,000          07/06/04            200,000

Mark Evanoff
27363 Landon Place, Valencia, CA 91354                                $0.025           $5,000          01/28/04            200,000

Mark V. Dziak
427 Canyon Vista Dr., Los Angeles, CA 90065                           $0.025           $5,000          02/25/04            200,000
                                                                      $0.025           $5,000          05/27/04            200,000

Mary E. Falso
4044 N. 151st Dr., Goodyear, AZ 85338                                 $0.025           $5,000          04/16/04            200,000

Matt Logan
3250 Parkvista Dr., La Crescenta, CA 91214                            $0.025           $5,000          04/07/04            200,000

Max E. Rodriguez & Elizabeth Rodriguez
4156 Ocean Dr., Oxnard, CA 93035                                      $0.025           $5,000          04/20/04            200,000


                                       70

Michael W. Nessen
2450 Bywood Drive, Glendale, CA 91206                                 $0.025           $5,000          02/19/04            200,000

Mitchell B. Cohen
11342 Weatherby Road, Rossmoor, CA 90720                              $0.025           $5,000          01/12/04            200,000

Michele L. Cotta
6723 Corte Santa Maria, Pleasanton, CA 94566                          $0.025           $1,000          04/27/04             40,000

Mohammadali Vaghar
925 Alexandra Court, Oak Park, CA 91377                               $0.025           $5,000          06/29/04            200,000

Natalie Barizian
8611 Marklein Avenue, North Hills, CA 91343                           $0.025           $5,000          12/12/03            200,000

Null Family Living Trust
1776 Roxbury Drive, Concord, CA 94519                                 $0.025           $3,000          05/12/04            120,000

Orebar Unit Trust
401 Church Road, Taigum, QLD                                          $0.025          $30,000          04/07/04          1,200,000

Origin Industries Superannuation Fund
5 View Street, Woolwich, Sydney NSW, AUS                              $0.025          $15,000          11/10/03            600,000

Patrick Coggins
5043 Roundup Rd, Norco, CA 92860                                      $0.025          $10,000          07/02/04            400,000

Paul R. Reeb III
2431 Willow Street, San Diego, CA 92106                               $0.025          $15,000          11/11/03            600,000
                                                                      $0.025          $15,195          12/16/03            607,800

Paul Skach
3233 Osage Street, #1D, Denver, CO 80211                              $0.025           $5,000          01/29/04            200,000

Paul Hoen
235 S. Ardmore Avenue, Los Angeles, CA 90004                          $0.025           $5,000          01/16/04            200,000
                                                                      $0.025          $10,000          05/04/04            400,000

Paul W. Ronan
4998 Olive Drive, Concord, CA 94521                                   $0.025           $2,500          05/28/04            100,000

Peter Chakos
16140 Moorpark Street, Encino, CA 91436                               $0.025           $5,000          04/02/04            200,000

Phillip A. Conlin & Alice M. Conlin
108 E. Hawthorne, Effingham, IL 62401                                 $0.025           $2,500          05/12/04            100,000

Private Life, LLC
588 43rd Avenue, San Francisco, CA 94121                              $0.025          $20,000          04/30/04            800,000

Rayann Congrove & Rebecca E-M Williams
492 Northwoods Dr, Chillicothe, OH 45601                              $0.025          $30,000          06/24/04          1,200,000

R. Contestabile
4 Shire, Coto De Caza, CA 92679                                       $0.025          $10,000          07/02/04            400,000


                                       71

R.M. Verhoff
Scherpenberg 8a, 7381 AH Klarenbeek, NL                               $0.025           $5,700          08/05/03            228,000
                                                                      $0.025           $5,000          10/20/03            200,000
                                                                      $0.025           $1,500          11/25/03             60,000
                                                                      $0.025           $5,000          11/26/03            200,000

Richard & Anne Madden
4255 Madison Avenue, Culver City, CA 90232                            $0.025           $5,000          03/15/04            200,000

Richard P. Chao & Grace A. Chao
2127 Rimcrest Drive, Glendale, CA 91207                               $0.025           $5,000          10/01/03            200,000

Richard J. Klug
27415 146 Avenue SE, Kent, WA 98042                                   $0.025           $8,000          02/17/04            320,000

Richard P. Innes
1301 Saxony Lake Drive, Anitoch, TN 37013                             $0.025          $10,000          01/14/04            400,000

Richard Pavese
6008 East Sage Drive, Scottsdale, AZ 85253                            $0.025          $25,000          12/19/02          1,000,000

Richard Peters
1521 Via Arco, Palos Verdes Estates, CA 90274                         $0.025           $7,000          01/05/04            280,000

Richard W. Mobley
2740 SW 342nd Street, Federal Way, WA 98023                           $0.025          $10,000          12/29/03            400,000

Robert Cavalleri
6441 N. Tierra de las Catalinas, Tucson, AZ 85718                     $0.025           $5,000          04/16/04            200,000

Robert D. Bledsoe
221 Cedar Grove Drive, Byhalia, MS 38611                              $0.025           $2,000          09/19/03             80,000

Robert D. King
3029 Denice Way, Cottonwood, CA 96022                                 $0.025          $10,000          02/27/04            400,000

Roger & Kim Marshall                                                  $0.025           $5,000          04/23/04            200,000
932 Vanguard Street, Lakeway, TX 78734

Ronald Belusa                                                         $0.025           $5,000          04/19/04            200,000
210 Omira Drive, San Jose, CA 95123

Ross Anderson
445 Strathmore Lane, Apt. #115, Lafayette, CO 80026                   $0.025           $5,000          02/27/04            200,000

Sam & Nancy Spear
4128 Mentone Avenue, Culver City, CA 90232                            $0.025           $5,000          01/02/04            200,000


                                       72

Sandra L. Workman and Mark D. Workman
328 Baronswood Drive, Nolensville, TN 37135                           $0.025           $5,000          10/07/03            200,000

Scott Piwonka-Totten
6624 Allott Avenue, Valley Glen, CA 91401                             $0.025           $5,000          04/09/04            200,000

Scott Steele
180 Putter Drive, Brentwood, CA 94513                                 $0.025          $10,000          04/19/04            400,000

Sean J. Ronan
2342 Charlotte Avenue, Concord, CA 94518                              $0.025           $1,100          05/28/04             44,000

Serenity Now Investment Club
1322 S. Idalia Street, Aurora, CO 80017                               $0.025           $5,000          02/02/04            200,000

Sharokina Arsenus
1342 N. Brighton, Burbank, CA 91506                                   $0.025          $10,000          03/03/04            400,000

SINEX Inc.
4361 Noeline Avenue, Encino, CA 91436                                 $0.025          $15,000          05/14/04            600,000

Steve Shakespeare
13233 Fiji Way, Unit H, Marina Del Rey, CA 90292                      $0.025           $5,000          05/10/04            200,000

Steve Timmerman
1551 Berkeley Street, Apt. F, Santa Monica, CA 90404                  $0.025           $5,000          02/18/04            200,000

Steven R. Nessen
1310 Bruce Avenue, Glendale, CA 91202                                 $0.025           $5,000          02/23/04            200,000

Steven Van der Touw
Rusanova 2a, 1000 Zagreb, Croatia                                     $0.025           $1,000          08/05/03             40,000

Sunshine Anesthesia Pension-Profit Trust
39510 Paseo Padre Parkway #350, Fremont, CA 94538                     $0.025          $50,000          02/07/03          2,000,000

Terri R. Hartman
822 El Monte Street, Twin Falls, ID 83301                             $0.025           $5,000          02/23/04            200,000

The Corporate Advocate
9045 Haven Avenue, Suite #109, Rancho Cucamonga, CA 91730             $0.025           $2,000          01/13/04             80,000

Thomas Edward Blackburn
13133 Dewey Street, Los Angeles, CA 90066                             $0.025           $5,000          04/02/04            200,000

Thor Eric Lee
264 Larcom Street, Thousand Oaks, CA 91360                            $0.025           $5,000          07,02/04            200,000

Timothy F Garritty
725 9th Street, Hermosa Beach, CA 90254                               $0.025           $2,500          05/12/04            100,000

Timothy Kaiser
1935 Midwick Drive, Altadena, CA 91001                                $0.025           $5,000          04/14/04            200,000
                                                                      $0.025          $10,000          02/11/04            400,000

                                       73

Travis & Paula Dyhrkopp
14916 E. Mountain View Ct., Scottsdale, AZ 85268                      $0.025           $5,000          02/09/04            200,000

Trust of Frances Bush-Ruggeri
215 N. Buena Vista Street, Burbank, CA 91507                          $0.025           $5,000          08/06/03            200,000

TSB Energy LLC
1345 Greenwood Ave, Wilmette, IL 60091                                $0.025          $25,000             06/25          1,000,000

Vernon Christopher Steele
5504 Marlin Court, Discovery Bay, CA 94515                            $0.025           $5,000          04/19/04            200,000

Victoria Keller
2471 Trevino Way, Fairfield, CA 94534                                 $0.025           $5,000          04/20/04            200,000

W. Clauson & M. Schuchard Trustee's for Clauson Family
Trust...4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538                                                     $0.025          $20,000          02/07/03            800,000
                                                                      $0.025          $10,000          06/16/04            400,000

Wendy Sue Jacobsen
26731 Schrey Place, Santa Clarita, CA 91351                           $0.025           $5,000          03/03/04            200,000

Wilfried A.E. Pieters
Heestenweg 35G, B-222 Itegem, Belgium                                 $0.025          $50,000          10/14/03          2,000,000

William H. Ayres, Jr.
12772 Winter Street, Moorpark, CA 93021                               $0.025          $10,000          11/07/03            400,000


Total Shares Sold in Last 3 Years - Subject to Registration                        $1,761,000                           70,440,000

SHARES NOT SUBJECT TO REGISTRATION


Corporate Strategies, Inc.
5562 Calle Real, #115, Santa Barbara, CA 93117                       $0.0156          $50,000          06/30/02          3,200,000


William E. Beifuss Jr. & Alice Beifuss
9308 NE South Drive, Bainbridge Island, WA 98110                     $0.0156          $50,000          06/30/02          3,200,000

Total Shares Sold in the Last 3 Years - Not
subject to Registration                                                              $100,000                            6,400,000



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

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.

3.1  Articles of Incorporation

3.2  Articles of Amendment

3.3  Bylaws

3.4  Certificate of Amendment

3.5  Certificate of Amendment

3.6  Certificate of Amendment

3.7  Certificate of Amendment

5.1  Opinion of Richard D. Farkas

10.1 Patent #6,754,297

10.2 Consulting Agreement

10.3 Assignment

23.1 Consent of Richard D. Farkas, Dated October 1, 2004

23.2 Consent of Auditor, Dated October 4, 2004

ITEM 28. UNDERTAKINGS.

      The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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


      (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

      (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.










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


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burbank on October 13, 2004.


                                                IMAGING3, INC.



                                                By: /s/Dean Janes
                                                    ----------------------------
                                                        Dean Janes, CEO



                                                Directors:


                                                /s/Christopher Sohn
                                                --------------------------------
                                                Christopher Sohn


                                                /s/Xavier Aguilera
                                                --------------------------------
                                                Xavier Aguilera






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